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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
NEXTEL PARTNERS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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        4500 Carillon Point
Kirkland, Washington 98033
425-576-3600

April 15, 2004

To our Stockholders:

        On behalf of the board of directors of Nextel Partners, Inc., I cordially invite you to attend our annual meeting of stockholders to be held at the Coast Bellevue Hotel, 625 116th Avenue N.E., Bellevue, Washington 98004 on Tuesday, May 18, 2004 at 10:00 a.m., local time. A notice of the annual meeting, a proxy statement containing information about the matters to be acted upon at the annual meeting and a proxy card are enclosed.

        We urge you to attend our annual meeting. Your participation in the affairs of Nextel Partners is important. Our annual meeting is an excellent opportunity for our management to discuss our progress with you in person.

        Whether in person or by proxy, it is important that your shares be represented at our annual meeting. To ensure your participation, regardless of whether you plan to attend in person, please complete, sign, date and return the enclosed proxy card promptly or otherwise vote by using the toll-free number or visiting the website listed on the proxy card.

        We look forward to seeing you on May 18th.

Sincerely,

John Chapple President, Chief Executive Officer and Chairman of the Board of Directors

NEXTEL PARTNERS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 18, 2004, 10:00 a.m. Local Time

TO THE STOCKHOLDERS:

        Notice is hereby given that the 2004 Annual Meeting of Stockholders of Nextel Partners, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 18, 2004 at 10:00 a.m., local time, at the Coast Bellevue Hotel, 625 116th Avenue N.E., Bellevue, Washington 98004 for the following purposes:

  1.
  To elect seven directors to serve until the next annual stockholders' meeting or until their respective successors have been duly elected or appointed.

  2.
  To ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2004.

  3.
  To approve an amendment to the Company's stock option plan to increase the number of shares of Class A Common Stock reserved under the plan by 6,000,000 from 28,545,354 to 34,545,354.

  4.
  To approve amendments to the Company's restated certificate of incorporation to increase the aggregate number of authorized shares of the Company's capital stock from 713,110,000 to 1,213,110,000, including an increase in the number of authorized shares of Common Stock from 600,000,000 to 1,100,000,000 and an increase in the number of authorized shares of Class B Convertible Common Stock from 100,000,000 to 600,000,000.

  5.
  To approve an amendment to the Company's restated certificate of incorporation to grant the board of directors the authority to adopt, amend or repeal the Company's bylaws without stockholder approval.

  6.
  To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        The foregoing items of business are more fully described in the proxy statement accompanying this notice.

        The board of directors has fixed the close of business on April 2, 2004 as the record date for the determination of stockholders entitled to vote at this meeting. Only stockholders of record at the close of business on April 2, 2004 are entitled to notice of and to vote at the meeting and any adjournment thereof.

        All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to submit your proxy. You may do so by mail, over the Internet or by telephone, by following the instructions on the proxy card. Any stockholder attending the meeting may vote in person even if the stockholder has previously submitted a proxy.

By Order of the Board of Directors

John Chapple President, Chief Executive Officer and Chairman of the Board of Directors
4500 Carillon Point Kirkland, Washington 98033 425-576-3600 April 15, 2004

TABLE OF CONTENTS

Page
Letter to Stockholders
Notice of Annual Meeting of Stockholders
Proxy Statement	1
PROCEDURAL MATTERS	1
General	1
Record Date and Outstanding Shares	1
Revocability of Proxies	1
Voting and Solicitation	2
Quorum; Abstentions; Broker Non-Votes	2
Deadline for Receipt of Stockholder Proposals	3
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	3
PROPOSAL ONE––ELECTION OF DIRECTORS	7
General	7
Vote Required for Election of Directors	7
Nominees	8
The Board of Directors, Board Committees and Corporate Governance	10
Director Nomination Process	13
Stockholder Communications With the Board of Directors and Board Attendance at Annual Stockholder Meetings	14
Director Compensation	15
PROPOSAL TWO––RATIFICATION OF INDEPENDENT AUDITORS	16
Auditors	16
Auditor Fees and Services	16
Audit Committee Report	17
Vote Required for Ratification of Independent Auditors	18
PROPOSAL THREE––AMENDMENT OF STOCK OPTION PLAN	18
Purpose and Effect of Proposed Amendment	18
Description of the Plan	19
Federal Income Tax Consequences of the Plan	21
Vote Required for Approval of Amendment	22
PROPOSAL FOUR––AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK	23
Proposed Amendment	23
Vote Required for Approval of Amendment to the Certificate to Increase the Number of Authorized Shares of Capital Stock	24
PROPOSAL FIVE––AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO GRANT THE BOARD OF DIRECTORS THE AUTHORITY TO ADOPT, AMEND OR REPEAL THE COMPANY'S BYLAWS	24
ADDITIONAL INFORMATION RELATING TO DIRECTORS AND OFFICERS OF THE COMPANY	26
Compensation of Executive Officers	26
Executive Employment Contracts and Termination of Employment Arrangements	28
Equity Compensation Plan Information	28
Restricted Stock Purchase Agreements and Change of Control Arrangements	29
Employee Stock Option Plan	29
Employee Stock Purchase Plan	29
Section 16(a) Beneficial Ownership Reporting Compliance	29
Compensation Committee Report on Executive Compensation	30
Compensation Committee Interlocks and Insider Participation	32
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	33
PERFORMANCE GRAPH	37
TRANSACTION OF OTHER BUSINESS	38
ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K	38
Appendix A—Nextel Partners Audit Committee Charter	A-1
Appendix B—Third Amended and Restated Nonqualified Stock Option Plan	B-1

i

NEXTEL PARTNERS, INC.
4500 Carillon Point
Kirkland, Washington 98033
425-576-3600

PROXY STATEMENT FOR 2004 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

General

        The enclosed Proxy is solicited on behalf of Nextel Partners, Inc., a Delaware corporation (the "Company"), for use at the 2004 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, May 18, 2004 at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Coast Bellevue Hotel, 625 116th Avenue N.E., Bellevue, Washington 98004.

        These proxy solicitation materials were mailed on or about April 15, 2004 to all stockholders entitled to vote at the Annual Meeting.

Record Date and Outstanding Shares

        Only stockholders of record at the close of business on April 2, 2004 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. The only outstanding securities of the Company entitled to vote at the Annual Meeting are shares of Class A Common Stock, $.001 par value (the "Class A Common Stock"), and Class B Convertible Common Stock, $.001 par value (the "Class B Common Stock," and together with the Class A Common Stock, the "Common Stock"). The Class B Common Stock is convertible into shares of Class A Common Stock at any time on a one-for-one basis upon a transfer thereof to a person other than Nextel Communications, Inc. ("Nextel"), a majority-owned Nextel subsidiary or a person or entity controlling Nextel, and is subject to restrictions on its transfer contained in the Company's restated certificate of incorporation (the "Certificate") and in the Company's amended and restated shareholders' agreement.

        As of the Record Date,                        shares of the Company's Class A Common Stock were issued and outstanding and held of record by    stockholders and 79,056,228 shares of the Company's Class B Common Stock were issued and outstanding and held of record by one stockholder, Nextel WIP Corp., a wholly owned subsidiary of Nextel ("Nextel WIP"). See "Security Ownership of Certain Beneficial Owners and Management" below for information regarding beneficial owners of more than five percent of the Company's Common Stock.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked or changed by the person giving it at any time prior to its use by delivering to the Corporate Secretary of the Company a written instrument revoking the proxy or by submitting a proxy bearing a later date or by attending the Annual Meeting and voting in person. Proxies may be changed in any manner regardless of the method used to submit the proxy. However, changing a proxy by telephone or Internet will require the stockholder to retain a record of the unique control number that appears on the proxy card.

Voting and Solicitation

        The holders of the Common Stock are entitled to one vote per share on all matters on which they are entitled to vote.

        The Company makes this solicitation of proxies, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Certain of the Company's directors, officers and regular employees, without additional compensation, may also solicit proxies personally or by telephone.

Quorum; Abstentions; Broker Non-Votes

        At the Annual Meeting, the inspector of election will determine the presence of a quorum and tabulate the results of the voting by stockholders. A quorum exists when holders of a majority of the total number of outstanding shares of Common Stock that are entitled to vote at the Annual Meeting are present at the Annual Meeting in person or by proxy. A quorum is necessary for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be included in determining the presence of a quorum at the Annual Meeting. Broker non-votes occur when a person holding shares in street name, meaning through a bank or brokerage account, does not provide instructions as to how his or her shares should be voted and the bank or broker does not have discretion to vote those shares or, if the bank or broker has discretion to vote such shares, does not exercise such discretion.

        The seven nominees for election to the board of directors who receive the greatest number of votes cast for the election of directors by the shares present, in person or by proxy, will be elected to the board of directors. For the election of directors, abstentions and broker non-votes will have the effect of neither a vote for nor a vote against the nominee, and thus will have no effect on the outcome. Stockholders are not entitled to cumulate votes in the election of directors. The approval of the proposed amendments to the Certificate to increase the number of authorized shares of capital stock and to grant the board of directors the authority to adopt, amend or repeal the Company's bylaws without stockholder approval requires the vote of a majority of the total number of shares entitled to vote at the Annual Meeting. For the proposed amendments to the Certificate, abstentions and broker non-votes are not affirmative votes and therefore will have the same effect as a vote against such proposals. Approval of all other matters that properly come before the Annual Meeting, including the proposal to ratify the Company's appointment of independent auditors and the proposal to amend the Company's stock option plan, requires the vote of a majority of the shares represented in person or by proxy at the Annual Meeting. Abstentions will have the same effect as votes against such proposals because they are treated as present and entitled to vote for purposes of determining the pool of votable shares but do not contribute to the affirmative votes required to approve the proposals. Proxies that reflect broker non-votes will not be considered present for the purposes of determining the votes for these proposals and will therefore have the effect of neither a vote for nor a vote against such proposals.

        All shares entitled to vote and represented by properly submitted, unrevoked proxies received prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly submitted proxy, the shares represented by that proxy will be voted as recommended by the board of directors. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any matters other than the election of directors, the ratification of auditors, the approval of the amendment of the stock option plan and the approval of the amendments to the Certificate will be raised at the Annual Meeting. Signing and returning the proxy card, or submitting your proxy by Internet or telephone, does not affect your right to revoke your proxy or to vote in person at the Annual Meeting.

Deadline for Receipt of Stockholder Proposals and Nominations

        Stockholders who intend to present proposals or nominations at the Company's 2005 annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must ensure that such proposals are received by the Company no later than December 16, 2004. Such proposals or nominations must meet the requirements of the Securities and Exchange Commission (the "SEC") to be eligible for inclusion in the Company's proxy materials. The Company strongly encourages any stockholder interested in submitting a proposal or nomination to contact the Company's Corporate Secretary in advance of this deadline to discuss any proposal or nomination he or she is considering, and stockholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a stockholder proposal or nomination does not guarantee that the Company will include it in its proxy statement. In order for a proposal or nomination submitted outside of Rule 14a-8 to be considered "timely" within the meaning of Rule 14a-4(c) of the Exchange Act, the Company must receive such proposal or nomination no later than February 28, 2005. Any stockholder proposals or nominations must be submitted to the Company's Corporate Secretary in writing at 4500 Carillon Point, Kirkland, Washington 98033.

        The board of directors has adopted additional requirements specifically with respect to stockholder nominations for the election of directors. See "Proposal One—Election of Directors—Director Nomination Process."

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of shares of the Company's Common Stock as of December 31, 2003 by:

  •
  each stockholder known to the Company to be a beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock;

  •
  each of the Company's directors;

  •
  each of the Company's "named executive officers" (as defined below); and

  •
  all of the Company's executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC. Shares subject to options, warrants and securities convertible into Common Stock held by each person that are exercisable as of December 31, 2003 or exercisable within 60 days thereof are shown separately in the column labeled "Number of Shares Underlying Options" and are deemed outstanding for the purposes of computing the number of shares beneficially owned and the percentage ownership of that person. Except as indicated in the footnotes to this table, the Company believes that each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name, except to the extent shared by a spouse under applicable law. This table is based on information supplied to the Company by officers, directors, principal stockholders and filings made with the SEC. As of December 31, 2003, there were 262,242,662 shares of Common Stock outstanding, of which 183,186,434 shares of Class A Common Stock were outstanding and 79,056,228 shares of Class B Common Stock were outstanding.

        Unless otherwise noted, the address for each stockholder below is: c/o Nextel Partners, Inc., 4500 Carillon Point, Kirkland, Washington 98033.

Name and Address	Number of Shares of Common Stock	Number of Shares Underlying Options	Percentage of Class A Common Stock Outstanding	Percentage of Common Stock Outstanding
Parties to Amended and Restated Shareholders' Agreement(1)	140,096,120		33.3%	53.4%
Nextel WIP Corp. 2001 Edmund Halley Drive Reston, VA 20191	79,056,228	—	—	30.1%
Madison Dearborn Capital Partners II, L.P(2) Three First National Plaza, Suite 3800 Chicago, IL 60602	18,349,179	—	10.0%	7.0%
Entities affiliated with Credit Suisse First Boston(3) Uetlibergstrasse 231 P.O. Box 900 CH-8070 Zurich, Switzerland	15,710,044	—	8.6%	6.0%
William H. Gates III(4) One Microsoft Way Redmond, WA 98052	12,776,106	—	7.0%	4.9%
Eagle River Investments, LLC(5) 2300 Carillon Point Kirkland, WA 98033	12,442,456	—	6.8%	4.7%
T. Rowe Price Associates, Inc.(6) 100 E. Pratt Street Baltimore, MD 21202	10,347,200	—	5.6%	3.9%
Cascade Investment, L.L.C.(7) 2365 Carillon Point Kirkland, WA 98033	8,725,236	—	4.8%	3.3%
John Chapple(8)	3,482,169	565,000	2.2%	1.5%
John Thompson(9)	1,504,915	583,750	1.1%	*
David Aas(10)	1,072,398	307,500	*	*
Perry Satterlee(11)	1,012,251	442,500	*	*
Barry Rowan	50,000	—
Adam Aron	45,000	5,000	*	*
Caroline H. Rapking	45,000	5,000	*	*
Dennis M. Weibling(12)	230,565	5,000	*	*
Timothy Donahue(13)	79,229,228	—	—	30.2%
James N. Perry, Jr.(14)	18,349,179	—	10.0%	7.0%
Steven B. Dodge	70,000	52,500	*	*
Directors and officers as a group (13 persons)(15)	106,062,688	2,743,750	16.0%	41.1%

*
Less than 1%

(1)
The following stockholders are parties to an amended and restated shareholders' agreement that contains an agreement by all of the parties, except DLJ Merchant Banking Partners II, L.P. and certain of its affiliates ("DLJ Merchant Banking") and Eagle River Investments, LLC ("Eagle River Investments"), to vote for director candidates nominated by certain of the Company's stockholders and imposes restrictions on all of the parties with respect to the sale, transfer or other disposition of the Company's capital stock by these parties: Nextel WIP, DLJ Merchant Banking, Madison Dearborn Capital Partners II, L.P. ("Madison Dearborn Partners"), Eagle River Investments, Motorola, Inc. ("Motorola"), the estate of David Thaler, John Thompson and all of the Company's senior management stockholders other than Barry Rowan and Donald J. Manning. The amended and restated shareholders' agreement terminates on January 29, 2014. See "Proposal One—Election of Directors—General" for a description of this agreement. All parties to this agreement disclaim beneficial ownership of shares not owned directly by them or by an entity otherwise affiliated with them.

(2)
Based on information provided by Madison Dearborn Partners in a Form 4 filed on December 10, 2003.

(3)
Based on information provided by Credit Suisse First Boston, a Swiss bank (the "Bank"), on behalf of itself and its subsidiaries, to the extent that they constitute part of the investment banking business ("CSFB") of the Credit Suisse First Boston business unit (the "CSFB business unit") in its seventh amendment to Schedule 13G filed February 5, 2004. According to the seventh amendment to the Schedule 13G, the CSFB business unit is also comprised of an asset management business ("Asset Management"). The ultimate parent company of the Bank is Credit Suisse Group ("CSG"), a corporation formed under the laws of Switzerland. In addition to the CSFB business unit, CSG and its consolidated subsidiaries are comprised of the Credit Suisse Financial Services business unit (the "Credit Suisse Financial Services business unit"). CSG, for purposes of the federal securities laws, may be deemed ultimately to control the Bank and CSFB. CSG, its executive officers and directors, and its direct and indirect subsidiaries (including the Asset Management business unit and the Credit Suisse Financial Services business unit) may beneficially own shares of the securities of the Company (the "Shares") and, according to the amended Schedule 13G, such Shares were not reported in the Schedule 13G. CSG disclaims beneficial ownership of Shares beneficially owned by its direct and indirect subsidiaries, including CSFB. CSFB disclaims beneficial ownership of Shares beneficially owned by CSG, Asset Management and the Credit Suisse Financial Services business unit.

(4)
Based on information provided by William H. Gates III in a first amendment to Schedule 13G filed jointly by Mr. Gates and Cascade Investment, L.L.C. ("Cascade") on February 13, 2003. The reported shares include 8,725,236 shares of Class A Common Stock owned by Cascade and 4,040,870 shares of Class A Common Stock owned by Mente, LLC ("Mente"). All Common Stock held by Cascade or Mente may be deemed to be beneficially owned by Mr. Gates as the sole member of each of Cascade and Mente. The manager and executive officer of each of Cascade and Mente, Michael Larson, has voting and investment power with respect to all of the reported shares. Mr. Larson disclaims beneficial ownership of all of the reported shares.

(5)
Based on information provided by Eagle River Investments in a fourth amendment to Schedule 13G filed February 17, 2004. In its amendment, Eagle River Investments indicated that it held 12,442,556 shares of Class A Common Stock (which reflects a transfer of 307,556 shares to two of its former members on January 2, 2004) and retains voting power over an additional 1,000,000 shares.

(6)
Based on information provided by T. Rowe Price Associates, Inc. ("T. Rowe") in a Schedule 13G filed February 10, 2004, T. Rowe, in its capacity as investment adviser, has sole voting power with respect to 2,390,900 of these shares and sole dispositive power with respect to all of these shares. The shares reported are owned of record by clients of T. Rowe. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. According to the Schedule 13G, none of T. Rowe's clients is known to have such right or power with respect to more than five percent of the Company's securities.

(7)
Based on information provided by Cascade in a Form 13F filed on February 17, 2004. The manager and executive officer of Cascade, Michael Larson, has voting and investment power with respect to all of the reported shares. Mr. Larson disclaims beneficial ownership of all of the reported shares.

(8)
Includes 736,666 shares held by JRC Coho LLC, an entity controlled by Mr. Chapple, and 145,000 shares held by Panther Lake LLC, an entity controlled by Messrs. Chapple and Thompson. Also includes 680,000 shares subsequently sold by Mr. Chapple on February 27, 2004.

(9)
Includes 509,166 shares held by JDT-JRT, LLC, an entity controlled by Mr. Thompson, and 145,000 shares held by Panther Lake LLC, an entity controlled by Messrs. Chapple and Thompson. Also includes 150,000 shares subsequently sold by Mr. Thompson on February 27, 2004. Mr. Thompson resigned as Vice President—Chief Financial Officer and Treasurer and was appointed to the office of Vice President—Strategic Initiatives in August 2003. Mr. Thompson resigned as Vice President—Strategic Initiatives in January 2004.

(10)
Includes 75,000 shares subsequently sold by Mr. Aas on February 27, 2004.

(11)
Includes 165,000 shares held by PSS-MSS L.P., an entity controlled by Mr. Satterlee. Also includes 200,000 shares subsequently sold by Mr. Satterlee on February 27, 2004.

(12)
Includes 100,000 shares held by Mr. Weibling as co-executor of the estate of Keith W. McCaw and as co-trustee of the Keith W. McCaw Living Trust. Mr. Weibling disclaims beneficial ownership of such shares. Also includes 3,600 shares held by Eagle Wings Investments, LLC, 40,000 shares held by The Weibling Living Trust, and 7,500 shares held by Mr. Weibling directly. Also includes 79,556 shares transferred to Mr. Weibling on January 2, 2004 in connection with the redemption of his membership interest in Eagle River Investments.

(13)
Includes shares held by Nextel WIP, of which Mr. Donahue is president, chief executive officer and a director. Mr. Donahue disclaims beneficial ownership of such shares. Also includes 50,000 shares held by Five Net Three LLC, an entity in which Mr. Donahue and his spouse have a 25% interest, and 5,000 shares held by Al Donahue Soundview Trust, an entity in which Mr. Donahue has a 50% interest. Also includes 93,000 shares held by Mr. Donahue and 25,000 shares held by Mr. Donahue's spouse.

(14)
Consists of shares held by Madison Dearborn Partners, of which Mr. Perry serves as a director. Mr. Perry disclaims beneficial ownership of such shares.

(15)
See footnotes 8 through 14 above. Includes John Chapple, Adam Aron, Timothy Donahue, Steven B. Dodge, Caroline H. Rapking, James N. Perry, Jr., Dennis M. Weibling, John Thompson, Barry Rowan, David Aas, Perry Satterlee, Mark Fanning and Donald J. Manning. Includes the shares sold by Messrs. Chapple, Thompson, Aas and Satterlee identified in footnotes (8) through (11) above and also includes 200,000 shares subsequently sold by Mr. Fanning and 100,000 shares subsequently sold by Mr. Manning on February 27, 2004.

PROPOSAL ONE
ELECTION OF DIRECTORS

General

        The Company currently has seven directors on its board of directors. Except for DLJ Merchant Banking and Eagle River Investments, the parties to the Company's amended and restated shareholders' agreement have agreed to vote their shares of Common Stock to elect as directors the persons listed below:

  •
  one person selected by Madison Dearborn Partners: currently, James N. Perry, Jr.;

  •
  one person selected by Nextel WIP: currently, Timothy Donahue; and

  •
  the Company's chief executive officer: currently, John Chapple.

        The current parties to the amended and restated shareholders' agreement include Nextel WIP, DLJ Merchant Banking, Madison Dearborn Partners, Eagle River Investments, Motorola, the estate of David Thaler, John Thompson and all of the Company's senior management stockholders other than Barry Rowan and Donald J. Manning. The parties who have agreed to vote in this manner together owned approximately 42.7% of the Company's outstanding Common Stock as of December 31, 2003.

        All directors will hold office until the next annual meeting of stockholders or until their successors have been duly elected or appointed.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees named below. The proxies cannot be voted for a greater number of persons than the number of nominees named. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the nominating committee of the board of directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and in such event, the specific nominees to be voted for will be determined by the proxy holders.

Vote Required for Election of Directors

        If a quorum is present and voting, the seven nominees who receive the greatest number of votes will be elected to the board of directors. The nominating committee of the board of directors has nominated Adam Aron, John Chapple, Steven B. Dodge, Timothy Donahue, James N. Perry, Jr., Caroline H. Rapking and Dennis Weibling to serve as directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED BELOW.

Nominees

        The names of the nominees and certain information about them as of the Record Date are set forth below:

Name Of Nominee	Age	Positions with the Company	Director Since
John Chapple	50	President, Chief Executive Officer and Chairman of the Board of Directors	1998
Adam Aron	49	Director	2002
Steven B. Dodge	58	Director	2000
Timothy Donahue	55	Director	1999
Caroline H. Rapking	45	Director	2002
James N. Perry, Jr.	43	Director	2003
Dennis M. Weibling	53	Director	1999

        John Chapple worked to organize the Company throughout 1998 and has been the President, Chief Executive Officer and Chairman of the board of directors of the Company and its subsidiaries since August 1998. Mr. Chapple was elected to the board of directors pursuant to the terms of the amended and restated shareholders' agreement. Mr. Chapple, a graduate of Syracuse University and Harvard University's Advanced Management Program, has over 24 years of experience in the wireless communications and cable television industries. From 1978 to 1983, he served on the senior management team of Rogers Cablesystems before moving to American Cablesystems as senior vice president of operations from 1983 to 1988. From 1988 to 1995, he served as executive vice president of operations for McCaw Cellular Communications and subsequently AT&T Wireless Services following the merger of those companies. From 1995 to 1997, Mr. Chapple was the president and chief operating officer for Orca Bay Sports and Entertainment in Vancouver, B.C. Orca Bay owned and operated Vancouver's National Basketball Association and National Hockey League sports franchises in addition to the General Motors Place sports arena and retail interests. Mr. Chapple is the past chairman of Cellular One Group and the Personal Communications Industry Association, past vice-chairman of the Cellular Telecommunications & Internet Association and has been on the Board of Governors of the NHL and NBA. Mr. Chapple is currently on the Syracuse University Maxwell School Board of Advisors and the Fred Hutchinson Cancer Research Business Alliance board of governors.

        Adam Aron has been a director of the Company since July 2002. Mr. Aron was named chairman of the board of directors and chief executive officer of Vail Resorts, Inc. in July 1996. Vail Resorts owns and operates Vail, Beaver Creek, Breckenridge, Keystone, and Heavenly, all of which rank among the best ski resorts in North America, along with the Grand Teton Lodge Company in Jackson Hole, Wyoming. Vail Resorts also owns a majority interest in RockResorts, with ten luxury resort hotels throughout the United States. Vail Resorts also manages extensive hospitality, dining, retail and real estate businesses. Mr. Aron has previously served as president and chief executive officer of Norwegian Cruise Line, senior vice president of marketing for United Airlines and senior vice president of marketing for Hyatt Hotels Corporation. In addition to serving on the Company's board of directors, Mr. Aron serves on the boards of directors of Vail Resorts, Carey International, the world's largest chauffeured vehicle service company, Rewards Network, Inc., a leading provider of dining and hotel rewards and credit card loyalty programs, the National Forest Foundation, the Steadman Hawkins Sports Medicine Foundation, Bravo Vail Valley Music Festival, Beaver Creek Arts Foundation and the Vail Valley Foundation. Mr. Aron holds an M.B.A. with distinction from the Harvard Business School and a B.A. cum laude in government from Harvard College.

        Steven B. Dodge has been a director of the Company since February 2000. Mr. Dodge is currently the chief executive officer of Windover Development Corporation, a developer of high-end homes in the greater Boston market. Mr. Dodge was the chairman of American Tower Corporation, a leading independent owner and operator of communications towers in the United States from its organization in 1995 until January 2004. American Tower Corporation was organized in July 1995 as a subsidiary of American Radio Systems Corporation, of which Mr. Dodge was the founder and chief executive officer. In June 1998, American Tower Corporation was spun off to the American Radio stockholders at the time of American Radio's merger with CBS. At that time, American Tower Corporation began trading publicly. Prior to his involvement with American Radio, Mr. Dodge was the founder and chief executive officer of American Cablesystems, a publicly traded cable television company, which was merged into Continental Cable in 1988, now Media One. Mr. Dodge currently serves on the boards of directors of Sotheby's Holdings, Inc., an auctioneer of fine arts, antiques and collectibles, and Sensitech, Inc., a supplier of environmentally sensitive products. Mr. Dodge also serves as a trustee of the Dana Farber Cancer Institute. Until November 2002, Mr. Dodge also served on the board of directors of Citizens Financial Group, Inc., a financial services holding company.

        Timothy Donahue has been a director of the Company since January 1999. Mr. Donahue was elected to the board of directors as the designee of Nextel WIP pursuant to the terms of the amended and restated shareholders' agreement. Mr. Donahue has been a director of Nextel since June 1996, was the president and chief operating officer of Nextel from February 1996 to July 1999, and has been the president and chief executive officer of Nextel since July 1999. From 1986 to January 1996, Mr. Donahue held various senior management positions with AT&T Wireless Services. Mr. Donahue serves on the board of directors of Eastman Kodak Company, a leading provider of digital and traditional images, and NII Holdings, Inc. (formerly known as Nextel International), a wireless communications services company. In addition, Mr. Donahue is the chairman of the board of directors of the Cellular Telecommunications & Internet Association.

        James N. Perry, Jr. has been a director of the Company since July 2003. Mr. Perry was elected to the Company's board of directors as the designee of Madison Dearborn Partners pursuant to the terms of the amended and restated shareholders' agreement. Mr. Perry is currently a Managing Director of Madison Dearborn Partners, which he co-founded in 1993. From 1985 to 1993, Mr. Perry was at First Chicago Venture Capital, the predecessor firm to Madison Dearborn Partners, where he most recently served as Senior Investment Manager. He currently serves on the boards of directors of Allegiance Telecom, Inc., a competitive local exchange carrier; Band-X Limited, a trading exchange for telecom capacity; Cbeyond Communications, LLC, a provider of broadband communications applications; Focal Communications Corporation, a competitive local exchange carrier; Looking Glass Networks, LLC, a metro area fiber optic network builder and service provider; Madison River Telephone Company, LLC, a rural local telephone company; and XM Satellite Radio Holdings, Inc., a satellite radio service licensee.

        Caroline H. Rapking has been a director of the Company since July 2002. Since 1983, Ms. Rapking has been a vice president with the public sector group of American Management Systems (AMS), a global business and information technology consulting firm headquartered in Fairfax County, Virginia. Ms. Rapking is also active in a number of public sector professional organizations including the National Association of State Auditors, Comptrollers, and Treasurers (NASACT), the National Association of State Chief Information Officers (NASCIO), and Women Executives in State Government (WESG). A graduate of West Virginia Wesleyan College, Ms. Rapking has helped shape the school's marketing and communications program through her service on the WVWC National President's Advisory Council. Ms. Rapking earned an M.P.A. from the Maxwell School of Citizenship and Public Affairs, Syracuse University, where she serves on the Maxwell School Advisory Board.

        Dennis M. Weibling has been a director of the Company since January 1999. Mr. Weibling was initially elected to the board of directors of the Company as the designee of Eagle River Investments pursuant to the terms of the amended and restated shareholders' agreement. The amended and restated shareholders' agreement was amended to provide that the parties to the agreement shall no longer be required to vote for the nominee designated by Eagle River Investments. Mr. Weibling was the president of Eagle River Investments from October 1993 through December 2001 and the Vice Chairman of Eagle River Investments from January 2002 through December 2003. Mr. Weibling is currently the chief executive officer and a member of the board of directors of Teledesic Corporation, a satellite telecommunications company. Mr. Weibling is a director of Nextel and a member of the finance committee for Nextel.

        Each of the Company's directors also serves as a director of the Company's wholly owned subsidiary, Nextel Partners Operating Corp. The Company's executive officers are appointed by, and serve at the discretion of, the Company's board of directors. There are no family relationships among the Company's directors and officers.

The Board of Directors, Board Committees and Corporate Governance

        The board of directors has determined that, after consideration of all relevant factors, Ms. Rapking and Messrs. Aron, Dodge, Perry and Weibling, constituting a majority of the Company's board of directors, qualify as "independent" directors as defined under applicable rules of The Nasdaq Stock Market, Inc. ("Nasdaq") and that such directors do not have any relationship with the Company that would interfere with the exercise of their independent business judgment.

        The board of directors of the Company held a total of four regular meetings during 2003. All directors are expected to attend each meeting of the board of directors and the committees on which he or she serves. No director attended fewer than 75% of the aggregate of the total number of meetings of the board of directors and committees thereof, if any, upon which such director served during the period for which he or she has been a director or committee member during 2003. The Company's independent directors intend to meet regularly in executive sessions in 2004.

        The Company has four standing committees: the audit committee, the compensation committee, the finance committee and the nominating committee. Each of these committees has a written charter approved by the board of directors. A copy of the audit and nominating committee charters can be found under the "Investor Relations" section of the Company's website at www.nextelpartners.com. Additionally, a copy of the current charter for the audit committee, as amended, is attached to this proxy statement as Appendix A. The members of the committees, including the chairperson of each committee, are identified in the following table.

Director	Audit Committee	Compensation Committee	Finance Committee	Nominating Committee
Adam Aron	M	M		M
Steven B. Dodge	CH			M
James N. Perry, Jr.			M
Caroline H. Rapking	M			CH
Dennis M. Weibling		CH	CH

M—member
CH—chairperson

        All committees report their activities, actions and recommendations to the board of directors as appropriate.

  Audit Committee

        The audit committee has been appointed by the board of directors to oversee the processes of accounting and financial reporting of the Company and the audits of the financial statements of the Company. The audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company's independent auditors. Among other responsibilities, the audit committee pre-approves all auditing and permissible non-auditing services of the independent auditor (subject to de minimus exceptions); reviews the audited financial statements with management; obtains, reviews and discusses reports from the independent auditor; reviews major proposed changes to the Company's accounting and auditing policies suggested by the independent auditor; reviews with management correspondence from regulators that raise material accounting policy issues; assesses the independence of the auditors; reviews and discusses with management and the independent auditor the adequacy of the Company's internal controls, internal audit procedures and disclosure controls and procedures; and reviews and approves all related-party transactions. A full description of the responsibilities and powers of the audit committee are set forth in its charter, a copy which is attached as Appendix A to this proxy statement.

        The board of directors has determined that, after consideration of all relevant factors, each member of the audit committee qualifies as an "independent" director under applicable rules of Nasdaq and the SEC. Each member of the audit committee is able to read and understand fundamental financial statements, including the Company's balance sheets, statements of operations and statements of cash flow. Further, no member of the audit committee has participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. The board of directors has designated Mr. Dodge as the "audit committee financial expert" as defined under applicable SEC rules, who also is therefore deemed to possess the requisite "financial sophistication" required under applicable Nasdaq rules. During 2003, the audit committee held four meetings.

  Compensation Committee

        The compensation committee evaluates the compensation of executive officers of the Company to ensure that they are compensated effectively in a manner consistent with the stated compensation policies of the Company, internal equity considerations and competitive practices. The compensation committee also evaluates and makes recommendations regarding director compensation. Pursuant to the compensation committee charter, which was adopted by the board of directors on January 22, 2004, the compensation committee's responsibilities include:

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  Annually evaluating the compensation (and performance relative to compensation) of the chief executive officer; determining the amounts and individual elements of total compensation for the chief executive officer consistent with the Company's corporate goals and objectives; and communicating to the stockholders through the compensation committee report the factors and criteria on which the chief executive officer's compensation was based, including the relationship of the Company's performance to the chief executive officer's compensation.

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  Annually evaluating (in consultation with the chief executive officer) the compensation (and performance relative to compensation) of other executive officers; approving the individual elements of total compensation for each such person and communicating in the compensation committee report to stockholders the specific relationship of the Company's performance to executive performance.

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  Periodically evaluating the terms and administration of the Company's annual and long-term incentive plans to assure that they are structured and administered in a manner consistent with the Company's goals and objectives as to participation in such plans.

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  Periodically evaluating (and approving any proposed amendments to) existing equity-related compensation plans; evaluating and approving the adoption of any new equity-related compensation plans; and determining when it is necessary or desirable (after consultation with counsel as needed): (a) to modify, discontinue or supplement any such plans; or (b) to submit such amendment or adoption to a vote of the full board of directors and/or the Company's stockholders.

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  Periodically evaluating the cash and stock compensation of directors, including for service on committees of the board of directors, taking into account the compensation of directors at other comparable companies; making recommendations to the board of directors regarding any adjustments in director compensation that the committee considers appropriate.

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  Periodically evaluating the Company's employee benefits programs and approving any significant changes therein and determine when it is necessary or desirable (after consultation with counsel as needed) to submit any such changes to a vote of the full board of directors and/or the Company's stockholders.

        The board of directors has determined that each member of the compensation committee (a) is a "non-employee director" for purposes of Rule 16b-3 of the Exchange Act, (b) satisfies the requirements of an "outside director" for purposes of Rule 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and (c) is an "independent director" under applicable Nasdaq rules. The compensation committee held two meetings in 2003.

  Finance Committee

        The finance committee's role is to monitor the present and future capital requirements and opportunities pertaining to the Company's business and to review and provide guidance to the board of directors and management about all proposals concerning major financial policies of the Company. The principal responsibilities and functions of the finance committee are as follows:

  •
  Reviewing and providing guidance to the full board of directors and management about all proposals concerning major financial policies of the Company, including: (a) the Company's financial strategies and capital structure, cash needs, stockholder distributions, share repurchases and investments; (b) significant monetary issues, including hedging policies; (c) tax planning; (d) proposed mergers, acquisitions, divestitures and strategic investments (other than mergers with or acquisitions by Nextel or any of its subsidiaries); and (e) other transactions or financial issues that management desires to have reviewed by the finance committee.

  •
  Designating the officers and employees of the Company who can execute documents and act on behalf of the Company in the ordinary course of business pursuant to previously approved banking, borrowing, and other financing agreements.

The membership of the committee consists of at least two directors, each of whom is to be free of any relationship that, in the opinion of the board of directors, would interfere with his or her exercise of independent judgment. The finance committee held two meetings in 2003.

  Nominating Committee

        The nominating committee identifies individuals qualified to become members of the Company's board of directors and recommends (a) whether incumbent directors should be nominated for re-election to the board of directors upon the expiration of their terms (other than Designated Directors (as defined below)); (b) whether the size of the Company's board of directors should be increased or decreased; (c) candidates to fill any newly created director positions or board of directors vacancies (other than vacancies for Designated Directors); and (d) directors to serve on committees of the board of directors.

        The board of directors has concluded that each of the members of the nominating committee is an "independent director" under applicable Nasdaq rules. The nominating committee did not meet in 2003. After discussion at a meeting held in January 2004, the nominating committee nominated the incumbent directors for election at the Annual Meeting.

Director Nomination Process

        The nominating committee's goal is to assemble a board of directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In making its recommendations, the nominating committee will consider such factors as it deems appropriate to assist in developing a board of directors and committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors may include judgment, knowledge, skill, diversity (including factors such as race, gender or experience), integrity, experience with businesses and other organizations of comparable size, including experience in telecommunications, business, finance, administration or public service, the interplay of a candidate's experience with the experience of other board members, familiarity with national and international business matters, experience with accounting rules and practices, the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members and the extent to which a candidate would be a desirable addition to the board of directors and any committees of the board of directors. In addition, directors are expected to be able to exercise their best business judgment when acting on behalf of the Company and its stockholders, act ethically at all times and adhere to the applicable provisions of the Company's Code of Conduct.

        Other than consideration of the foregoing, there are no stated minimum criteria, qualities or skills for director nominees, although the nominating committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The nominating committee does, however, believe it appropriate for at least one, and, preferably, several, members of the board of directors to meet the criteria for an "audit committee financial expert" as defined by SEC rules, and that a majority of the members of the board of directors meet the definition of "independent director" under Nasdaq rules. In addition, the nominating committee must consider that the Company is subject to the amended and restated shareholders' agreement (which has been in effect since February 2000). Specifically, the parties to the Company's amended and restated shareholders agreement (other than DLJ Merchant Banking and Eagle River Investments) have agreed to vote their shares of Common Stock to elect as directors (each, a "Designated Director"):

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  one person selected by Madison Dearborn Partners;

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  one person selected by Nextel WIP; and

  •
  the Company's chief executive officer.

With respect to nominees other than Designated Directors, the nominating committee identifies nominees by first evaluating the current members of the board of directors willing to continue in service. Current members of the board of directors with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board of directors with that of obtaining a new perspective. The nominating committee will also take into account an incumbent director's performance as a board member. If any member of the board of directors does not wish to continue in service or if the nominating committee or the board of directors decides not to re-nominate a member for re-election, or if the nominating committee decides to recommend that the size of the Company's board of directors be increased, the nominating committee shall identify the desired skills and experience of a new nominee in light of the criteria described above. Current members of the nominating committee, other members of the board of directors and management are polled for suggestions as to individuals meeting the criteria of the nominating committee. Research may also be performed to identify qualified individuals.

        It is the policy of the nominating committee to consider suggestions for persons to be nominated for director (other than Designated Directors) that are submitted by stockholders. The nominating committee will evaluate stockholder suggestions for director nominees in the same manner as it evaluates suggestions for director nominees made by management, then-current directors or other sources. Stockholders suggesting persons as director nominees should send information about a proposed nominee to the chair of the nominating committee at the Company's address at least one hundred twenty (120) days prior to the anniversary of the mailing date of the prior year's proxy statement. This information should be in writing and should include a signed statement by the proposed nominee that he or she is willing to serve as a director of the Company, a description of the nominee's relationship to the stockholder and any information that the stockholder feels will fully inform the board of directors about the proposed nominee and his or her qualifications. The nominating committee may request further information from the proposed nominee and the nominating stockholder (including proof of ownership and holding period) and may also seek the consent of both the nominee and the nominating stockholder to be identified in the Company's proxy statement.

        To date, the Company has not engaged third parties to identify, evaluate or assist in identifying potential director nominees, although the Company reserves the right in the future to retain a third-party search firm, if appropriate.

        The Company did not receive any recommendations from stockholders of director candidates for the Annual Meeting. All of the nominees for election at the Annual Meeting, with the exception of James N. Perry, Jr., are standing for re-election by the stockholders. Mr. Perry has been a director of the Company since July 2003 and was appointed to the Company's board of directors as the designee of Madison Dearborn Partners pursuant to the terms of the amended and restated shareholders' agreement upon the resignation of Andrew Sinwell, the previous designee of Madison Dearborn Partners.

Stockholder Communications With the Board of Directors and Board Attendance at Annual Stockholder Meetings

        Stockholders of the Company may, at any time, communicate in writing with any member or group of members of the Company's board of directors by sending such written communication to the attention of the Company's Corporate Secretary by regular mail at the Company's corporate offices, email to stockholders@nextelpartners.com or facsimile at 425-576-3666, Attention: Corporate Secretary. Copies of written communications received by the Corporate Secretary will be provided to the relevant director(s) unless such communications are considered, in the reasonable judgment of the Corporate Secretary, to be improper for submission to the intended recipient(s). Examples of stockholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company or the Company's business, or communications that relate to improper or irrelevant topics.

        The Chairperson of the board of directors is expected to make all reasonable effort to attend the Company's annual stockholder meetings in person. If the Chairperson is unable to attend an annual stockholder meeting for any reason, at least one other member of the Board of Directors is expected to attend in person. Other members of the board of directors will make reasonable efforts to attend the Company's annual stockholder meetings in person if it is reasonably anticipated that a significant number of stockholders will be in attendance. Mr. Chapple attended the Company's 2003 annual meeting of stockholders.

Director Compensation

        As non-employee directors who are not affiliated with the Company's strategic stockholders, Ms. Rapking and Messrs. Aron and Dodge received compensation for 2003 of $2,500 per quarter, plus $1,000 for each board of directors meeting and separate committee meeting attended in person, and $500 for each such meeting attended by telephone. Mr. Weibling, who was affiliated with Eagle River Investments until December 31, 2003, also received compensation in 2003 on the terms set forth in the preceding sentence. In 2003, Ms. Rapking and Mr. Aron each received a total of $15,000 and Mr. Dodge and Mr. Weibling each received a total of $14,500. These directors will receive the same quarterly and meeting-specific compensation in 2004. All directors are reimbursed for their reasonable out-of-pocket expenses in serving on the board of directors.

        The Company has granted options to purchase shares of Class A Common Stock to the following non-employee directors:

Name of Director	Date of Grant	Number of Shares Underlying Options	Vesting Schedule	Exercise Price
Steven B. Dodge	February 2000	25,000	Three equal annual installments commencing February 2001	$20.00 per share
	December 2000	15,000	Three equal annual installments commencing December 2001	$16.81 per share
	October 2001	7,500	Four equal annual installments commencing October 2002	$5.35 per share
	January 2002	7,500	Four equal annual installments commencing January 2003	$8.00 per share
	July 2002	15,000	Three equal annual installments commencing July 2003	$2.70 per share
	August 2003	15,000	Three equal annual installments commencing July 2004	$8.40 per share
Caroline H. Rapking	July 2002	15,000	Three equal annual installments commencing July 2003	$2.70 per share
	August 2003	15,000	Three equal annual installments commencing July 2004	$8.40 per share
Adam Aron	July 2002	15,000	Three equal annual installments commencing July 2003	$2.70 per share
	August 2003	15,000	Three equal annual installments commencing July 2004	$8.40 per share
Dennis M. Weibling	July 2002	15,000	Three equal annual installments commencing July 2003	$4.00 per share
	August 2003	15,000	Three equal annual installments commencing July 2004	$8.40 per share

        In addition, Ms. Rapking and Messrs. Aron, Dodge and Weibling were each issued 45,000 restricted shares of Class A Common Stock in July 2002, which shares vest in equal annual installments over a three-year period. These shares are subject to the terms and conditions of the Company's restricted stock plan.

PROPOSAL TWO
RATIFICATION OF INDEPENDENT AUDITORS

        A proposal will be presented at the Annual Meeting to ratify the appointment by the audit committee of the firm of KPMG LLP as independent auditors to audit the Company's financial statements for the fiscal year ending December 31, 2004. Although ratification is not required by law, the audit committee believes that stockholders should be given this opportunity to express their views on the subject. While not binding on the audit committee, the failure of the stockholders to ratify the appointment of KPMG as the Company's independent auditors would be considered by the audit committee in determining whether to continue the engagement of KPMG.

Auditors

        On May 20, 2002, the board of directors approved the selection of KMPG to replace Arthur Andersen LLP ("Arthur Andersen") as the Company's independent auditor for the fiscal year ended December 31, 2002. KPMG served as the Company's independent auditor for the fiscal year ended December 31, 2003 and has also been selected by the Company's audit committee to serve as the auditor for the current year. A representative of KPMG will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

        The Company dismissed Arthur Andersen effective May 20, 2002. Arthur Andersen's reports on the Company's consolidated financial statements for the year ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty or audit scope. The audit reports for the year ended December 31, 2001 contained an explanatory paragraph related to the Company's change in method of accounting, effective January 1, 2001, for derivative instruments and hedging activities. During the year ended December 31, 2001 and through the date hereof, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years. Additionally, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the "Securities Act").

        The Company provided Arthur Andersen with a copy of the foregoing disclosures and received from Arthur Andersen a revised letter addressed to the Securities and Exchange Commission stating that it agreed with the foregoing statements. A copy of this revised letter was filed on June 6, 2002 as an exhibit to the Company's Amendment No. 3 to Form 8-K.

        During the year ended December 31, 2001 and through the date of KPMG's appointment as the Company's independent auditor on May 20, 2002, the Company did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K. The Company provided a copy of the foregoing disclosure to KPMG and provided it with an opportunity to provide the Company with any new information or clarification it deemed appropriate.

Auditor Fees and Services

Audit Fees

        The aggregate fees billed by KPMG for professional services rendered for the audit of the Company's annual financial statements for fiscal years 2003 and 2002 and quarterly reviews of the consolidated financial statements included in the Company's Forms 10-Q for fiscal years 2003 and 2002 were approximately $624,327 and $256,100, respectively.

        The aggregate fees billed by Arthur Andersen for reviews of the consolidated financial statements included in the Company's Forms 10-Qs for fiscal year 2002 were approximately $19,000.

Audit-Related Fees

        The aggregate fees billed for fiscal years 2003 and 2002 for assurance and related services by KPMG that were reasonably related to the performance of its audit of the Company's consolidated financial statements and not reported under the caption "Audit Fees" were approximately $31,671 and $13,250, respectively. For 2003, these fees were for the audit of the Company's employee benefit plan, agreed-upon procedures reports related to state regulatory agencies, and services related to the compliance of the Company's internal controls and procedures with federal securities laws.

        The Company did not receive any assurance and related services by Arthur Andersen that were reasonably related to the performance of its audit of the Company's consolidated financial statements and not reported under the caption "Audit Fees" for fiscal year 2002.

Tax Fees

        KPMG provided no professional services for tax compliance, tax advice or tax planning to the Company in fiscal years 2003 or 2002.

        The aggregate fees billed by Arthur Andersen for professional services rendered for tax compliance, tax advice and tax planning for fiscal year 2002 were approximately $3,000.

All Other Fees

        There were no fees billed for services rendered to the Company by KPMG, other than fees for audit and audit-related services, for fiscal years 2003 and 2002. There were no fees billed for services rendered to the Company by Arthur Andersen, other than fees for audit and tax services, for fiscal year 2002.

Pre-Approval Policy

        The audit committee pre-approves all audit and non-audit services performed by the Company's auditors and the fees to be paid in connection with such services in order to ensure that the provision of such services does not impair the auditor's independence. Unless the audit committee provides general pre-approval of a service to be provided by the auditor and the related fees, the service and fees must receive specific pre-approval from the audit committee. All general pre-approvals of services and fees are pursuant to the terms of a written audit committee pre-approval policy, which describes the services subject to general pre-approval and the maximum fees that the Company shall pay the auditors for such services. The term of any general pre-approval is twelve (12) months unless otherwise specified by the audit committee. The audit committee annually reviews and generally pre-approves the services that may be provided by, and the fees that may be paid to, the auditor without obtaining specific pre-approval. The audit committee most recently made such review and general pre-approvals at a meeting it held on March 10, 2004. The audit committee will review and revise the list of general pre-approved services from time to time as necessary.

Audit Committee Report

        The audit committee operates pursuant to a written charter and is responsible for monitoring and overseeing the Company's internal controls and financial reporting processes, as well as the independent audit of the Company's consolidated financial statements by the Company's independent auditors during fiscal year 2003, KPMG. As part of fulfilling its responsibilities, the audit committee reviewed and discussed the audited consolidated financial statements for fiscal year 2003 with management and discussed those matters required to be discussed by Statement on Auditing Standards

No. 61 (Communication with Audit Committees) with KPMG. The audit committee received the written disclosures and the letter required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committee) from KPMG, discussed that firm's independence with representatives of the firm and considered the compatibility of non-audit services with the auditors' independence. In addition, the audit committee reviewed and reassessed the adequacy of its charter, a copy which is attached as Appendix A to this proxy statement.

        Based upon the audit committee's review of the audited consolidated financial statements and its discussions with management and KPMG, the audit committee recommended that the board of directors include the audited consolidated financial statements for the fiscal year ended December 31, 2003 in the Company's Annual Report on Form 10-K filed with the SEC.

                      Respectfully submitted,
                      Adam Aron
                      Steven B. Dodge
                      Caroline H. Rapking

Vote Required for Ratification of Independent Auditors

        If a quorum is present and voting, the vote of a majority of the shares represented in person or by proxy at the Annual Meeting is required to approve the ratification of the independent auditors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT BY THE AUDIT COMMITTEE OF KPMG AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

PROPOSAL THREE
AMENDMENT OF STOCK OPTION PLAN

        On January 22, 2004 the board of directors unanimously approved an amendment to the Company's existing Third Amended and Restated Nonqualified Stock Option Plan (the "Plan") to increase the number of shares issuable under the Plan by 6,000,000 shares. Stockholders are being asked to approve this amendment to the Plan to increase the number of shares reserved for issuance under the Plan by 6,000,000 shares. The complete text of the Plan, as proposed to be amended, is attached to this proxy statement as Appendix B.

Purpose and Effect of Proposed Amendment

        The proposed amendment to the Plan will increase from 28,545,354 to 34,545,354 the aggregate number of shares of Class A Common Stock that may be issued upon the exercise of options awarded under the Plan. The Company recognizes the importance of attracting and retaining the best talent possible at all levels of the Company, and the board of directors believes that the Plan is critical to recruit and retain such employees and to stimulate their active interest in the Company's growth, development and financial success by closely aligning their interests with those of the Company.

        The Company is seeking to increase the number of shares of Class A Common Stock available for issuance under the Plan. The Company has grown, since its inception, from a start-up to a company with over 2,750 employees. Of the Company's current employees, approximately 80%, including all executive officers, own shares or hold options to purchase shares in the Company. As a result, prior grants and awards have utilized a substantial number of the shares of Class A Common Stock available under the Plan. As of March 15, 2004, there remained available for issuance only 2,041,398 shares of Class A Common Stock under the Plan out of the 28,545,354 presently authorized. The absence of an adequate number of shares of Class A Common Stock available for issuance under the Plan restricts the Company's ability and flexibility to effectively attract, retain, compensate, provide performance incentives to and reward the highest performing employees. As a result, the board of directors believes that it is both necessary and desirable to increase the aggregate number of shares of Class A Common Stock available for issuance under the Plan.

Description of the Plan

        The following description of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which, as proposed to be amended, is attached as Appendix B to this proxy statement. The Plan as currently in effect incorporates amendments adopted by the board of directors on May 15, 2000 (to clarify and update the Plan and to allow greater flexibility in administering the Plan), October 17, 2001 (to increase the standard vesting schedule under the Plan from three to four years), and on January 17, 2002 (to increase from 16,545,354 to 28,545,354 the aggregate number of shares of Class A Common Stock available for issuance under the Plan and to extend the period during which options may be granted under the Plan from January 1, 2003 to January 1, 2008). For more details, see the following discussion and Appendix B to this proxy statement. Terms used in this description are used as defined in the Plan.

        Shares Available under the Plan.    Upon approval of the proposed amendment to the Plan, the number of shares of Class A Common Stock that may be covered by outstanding awards granted under the Plan and issued upon exercise shall not in the aggregate exceed 34,545,354 shares; provided that this number shall be increased by the number of shares that have been issued pursuant to any of the Restricted Stock Purchase Agreements and subsequently purchased by the Company upon termination of a senior manager. The Company issued 8,834,994 shares of Class A Common Stock pursuant to the Restricted Stock Purchase Agreements, and to date none of those shares have been repurchased by the Company. Of this amount, 6,814,245 shares of Class A Common Stock remain subject to repurchase pursuant to the Restricted Stock Purchase Agreements.

        Eligibility.    As of March 15, 2004, the Company estimates that approximately 2,800 employees, including six executive officers and six non-employee directors, were eligible to participate in the Plan.

        Options.    Unless the board of directors (or a committee thereof) determines otherwise, the board of directors (or a committee thereof) may grant options that entitle the optionee to purchase shares of Class A Common Stock at a price equal to the fair market value on the date of grant.

        Unless otherwise provided by the terms of a specific option agreement, option rights that were granted under the Plan prior to the October 17, 2001 amendment vest over three years in three equal annual installments and options that were granted after the October 17, 2001 amendment vest over four years in four equal annual installments, in each case generally beginning one year from the date of grant. Pursuant to the Plan, the board of directors (or a committee thereof), however, may in its discretion, upon the occurrence of a defined change of control of the Company, accelerate the vesting of some or all of the unvested option rights being held by employees (but not those held by senior managers). Option agreements entered into between the Company and the senior managers provide for 100% acceleration of vesting if a change of control satisfies certain return on investment criteria set forth in the option agreements.

        The option price is payable in full at the time of exercise (i) in cash or by check or (ii) with the consent of the board of directors (or a committee thereof), (a) by the transfer to the Company of shares of Class A Common Stock that are already owned by the optionee with an aggregate fair market value at the time of exercise equal to the option price or (b) by any combination of the foregoing methods of payment.

        No option right may be exercised by an optionee: (i) more than 10 years from the date of grant; (ii) except where such termination is by reason of death or disability or for cause, after (a) the expiration of three months from the date of the optionee's termination of employment for employees who are not required to file Forms 3, 4 and 5 under Section 16 of the Exchange Act, or (b) the expiration of seven months from the date of the optionee's termination of employment for officers who are required to file Forms 3, 4 and 5 under Section 16 of the Exchange Act; (iii) after the expiration of one year from the date of optionee's termination of employment where the termination is due to disability or death; or (iv) after the date of termination where the optionee's termination is for cause.

        Any option that has not been exercised, exchanged or converted, as the case may be, at or prior to the closing of any purchase by Nextel WIP of all of the Company's outstanding capital stock (pursuant to and in accordance with the provisions of the Certificate), shall be canceled and become unexercisable upon such closing.

        Grants of options to senior managers under the Plan are to be based on criteria established by the board of directors and the chief executive officer, and grants to employees other than senior managers shall be made subject to the same performance criteria as senior managers, or such additional or different criteria as the board of directors may establish. The Plan's stated intention is that approximately twenty-five percent (25%) of the options subject to the Plan will be granted in connection with recruitment of new employees other than senior managers and that senior managers shall receive in the aggregate up to twenty percent (20%), and not less than 10% without the consent of the affected senior manager(s), of the total number of options granted in each year. See "Aggregate Option Exercises in Fiscal 2003 and Fiscal Year-End Option Values" for the percentage of total option grants to employees in 2003 that were made to named executive officers. Mark Fanning and Donald J. Manning were each granted an option to purchase 125,000 shares of the Company's Class A Common Stock in 2003. The option grants to Messrs. Fanning and Manning equal 5.8% of the total options granted to employees of the Company in 2003. Each named executive officer and Messrs. Fanning and Manning are senior managers for purposes of the Plan.

        Transferability.    Unless otherwise determined by the board of directors (or a committee thereof) no options granted under the Plan may be transferred by a participant. Also, except as otherwise determined by the board of directors (or a committee thereof), options may be exercised during a participant's lifetime only by the participant or his or her legal guardian or legal representative. The board of directors (or a committee thereof) may, in its absolute discretion, impose restrictions on the transferability of shares purchasable upon exercise of an option; provided that any such restrictions shall be set forth in the option agreement. Except as set forth in the option agreement, no option or interest or right therein or part thereof may be used to satisfy the debts, contracts or engagements of the optionee or his or her successors in interest, nor may any option or any portion thereof be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, voluntary or involuntary, or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy). Any such attempted disposition would be null and void and of no effect.

        Adjustments.    If the board of directors (or a committee thereof) determines that any dividend or other distribution (whether in the form of cash, stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of the Company's Class A Common Stock or other securities, issuance of warrants or other rights to purchase Class A Common Stock or others securities of the Company or other similar corporate transaction or event affects the Class A Common Stock such that an adjustment is determined by the board of directors (or a committee thereof) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the board of directors (or a committee thereof) may, in such manner as it deems equitable, adjust any or all of the (i) number of shares of Class A Common Stock with respect to which options may thereafter be granted; (ii) the number of shares of Class Common Stock subject to outstanding options; and/or (iii) the grant or exercise price with respect to any options.

        Administration and Amendments.    The Plan states that it is the duty of the board of directors (or a committee thereof) to conduct the general administration of the Plan. The board of directors has delegated this duty to the compensation committee. The board of directors approves annual option grants and quarterly sales performance grants to non-senior manager employees. All other option grants, including grants made to recruit new employees other than senior managers and grants made to senior managers, are approved by the compensation committee.

        The board of directors may amend the Plan in whole or in part without obtaining approval from the Company's stockholders except when such approval is required under Rule 16b-3 of Section 16 of the Exchange Act or under any other legal or regulatory requirement; provided that the board of directors may not amend or modify the Plan if the proposed modification or amendment would be materially adverse to the senior managers as a group or to any individual participating employee without obtaining prior written consent of the senior managers or optionee, as the case may be.

        The board of directors (or a committee thereof) may waive any conditions or rights under, amend the terms of, or alter, suspend, discontinue, cancel or terminate any option granted under the Plan, prospectively or retroactively, provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that adversely affects the rights of an optionee or any holder or beneficiary of any option previously granted shall not become effective without the consent of the affected optionee, holder or beneficiary.

Federal Income Tax Consequences of the Plan

        The following is a brief summary of certain of the federal income tax consequences of the issuance and exercise of options granted under the Plan based on Federal income tax laws in effect on March 1, 2004. This summary is not intended to be exhaustive and does not describe state or local tax consequences associated with the issuance and exercise of options granted under the Plan. This summary further assumes that any shares of Class A Common Stock held by an optionee (whether acquired by exercise of an option or otherwise) will be held by such optionee as "capital assets" (within the meaning of Section 1221 of the Code).

        Tax Consequences to Optionees.    The grant of an option will not trigger taxable income to the optionee. When any part of the option is exercised, the optionee is deemed to have received ordinary compensation income in an amount equal to the fair market value of the shares of Class A Common Stock received, minus the corresponding option price. If an optionee cannot sell shares acquired through the exercise of an option without incurring liability under Section 16(b) of the Exchange Act, the recognition of income is delayed (unless the optionee elects otherwise under Section 83(b) of the Code, within 30 days of the exercise) until the earlier of (a) the end of six months after the purchase of the stock or (b) the first day the restriction ceases. If a Section 83(b) election is not timely made, any nonrestricted dividends received with respect to shares issued upon exercise of an option during the period in which those shares are subject to the foregoing restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.

        Following the exercise of an option, the optionee generally will have a tax basis in the shares obtained through exercise of the option equal to the sum of (a) the exercise price paid by the optionee and (b) the amount taxed as ordinary income (if any) upon exercise of the option. The Plan provides that an optionee may, with the consent of the board of directors (or a committee thereof), pay the option price in whole or in part by the transfer to the Company of shares of Class A Common Stock that are already owned by the optionee with an aggregate fair market value at the time of exercise equal to the option price. If the optionee makes such a transfer, no gain or loss will be recognized by the optionee with respect to the shares so transferred. In that case, following the exercise of the option, the optionee will have a tax basis in the shares obtained through exercise of the option equal to the sum of (a) the tax basis of the shares transferred to the Company, (b) any additional exercise price paid by the optionee upon exercise of the option, and (c) the amount taxed as ordinary income (if any) upon exercise of the option.

        Upon the sale of shares received upon exercise of an option, the optionee will recognize gain to the extent that the amount received for the shares exceeds the tax basis of the shares. Correspondingly, if the amount received upon sale of those shares is less than the optionee's tax basis in the shares, the optionee will recognize a loss for tax purposes. The taxable gain (or loss) upon sale of the shares will be taxed as long-term capital gain (or loss) if the optionee has held the shares for more than one year. If the optionee has held the shares for one year or less at the time of sale, the gain (or loss) will be taxed as short-term capital gain (or loss).

        The Plan provides that upon a Change in Control (as defined in the Plan) the vesting status of outstanding options may be accelerated. In addition, the Plan allows discretion for the board of directors (or a committee thereof) to provide for unique vesting terms in an individual option agreement. To the extent options become vested in connection with a Change in Control, the associated gain may be subject to an additional penalty tax of 20 percent, if the gain constitutes an "excess parachute payment." Section 280G of the Code generally defines a "parachute payment" as compensation paid to officers, shareholders or highly compensated individuals if (a) the amount is more than reasonable compensation, (b) the amount is paid in connection with a change in control, and (c) the amount is in excess of three times the individual's annualized compensation over the preceding five year period (the "base amount"). The term "excess parachute payment" is generally defined as the excess of any parachute payment over the portion of the base amount allocated to that payment.

        Tax Consequences to the Company.    The Company may claim a tax deduction equal to the amount of ordinary income realized by the optionee upon exercise of an option. Unless the optionee is an independent contractor or foreign resident, the Company is generally required to withhold the income and employment taxes applicable to the income the optionee recognizes on the exercise of an option. The Company may withhold from regular wages or supplemental wages, or otherwise ensure that the taxes required to be withheld are available for payment, including the withholding of an appropriate number of shares to be issued upon the exercise of the option.

        A number of factors may limit the Company's ability to claim a deduction. First, deductibility may not be available to the extent the amount does not constitute reasonable compensation for services rendered. Second, the Company may not deduct amounts that constitute an "excess parachute payment" (as described above). Finally, Section 162(m) of the Code limits a publicly held company's ability to deduct compensation in excess of $1 million paid to its chief executive officer or to any other employee whose compensation is required to be reported to shareholders (in accordance with the Exchange Act) by virtue of being one of the four highest compensated officers for the taxable year (other than the chief executive officer).

Vote Required for Approval of Amendment

        If a quorum is present and voting, the vote of a majority of the shares represented in person or by proxy at the Annual Meeting is required to approve the amendment of the Plan. If the stockholders do not approve the proposed amendment, the Plan will not be amended.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE PLAN.

PROPOSAL FOUR
AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION TO INCREASE
THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK

Proposed Amendment

        The Certificate, as currently in effect, provides that the Company is authorized to issue 113,110,000 shares of Preferred Stock, par value $.001 per share, and 600,000,000 shares of Common Stock, of which 500,000,000 shares are designated as Class A Common Stock and 100,000,000 shares are designated as Class B Common Stock. At a meeting on January 22, 2004, the board of directors authorized an amendment to the Certificate to increase the aggregate number of authorized shares of the Company's capital stock from 713,110,000 to 1,213,110,000, including an increase in the number of authorized shares of Common Stock from 600,000,000 to 1,100,000,000 and an increase in the number of authorized shares of Class B Common Stock from 100,000,000 to 600,000,000.

        Shares of Class B Common Stock are convertible into shares of Class A Common Stock on a one-for-one basis at the option of any holder of Class B Common Stock concurrently with a sale or other transfer of such shares to a transferee that does not hold any shares of Class B Common Stock immediately prior to such transfer. Shares of Class A Common Stock are immediately and automatically convertible into an equal number of shares of Class B Common Stock upon the acquisition of such shares of Class A Common Stock by Nextel, by any of its majority-owned subsidiaries, or by any person or group that controls Nextel (collectively, a "Nextel Shareholder"). Pursuant to the terms of the Certificate, the Company has agreed that it will at all times reserve and keep available, free from preemptive rights, for issuance upon the conversion of the shares of Class A Common Stock and Class B Common Stock the maximum number of its authorized but unissued shares of Class B Common Stock and Class A Common Stock, respectively, as is reasonably anticipated to be sufficient to permit the conversion of all outstanding shares of Class A Common Stock and Class B Common Stock, and shall take all action required to increase the authorized number of shares of Class A Common Stock and Class B Common Stock if at any time there shall be insufficient authorized but unissued shares of Class A Common Stock and Class B Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Class A Common Stock and Class B Common Stock.

        As of the Record Date, 79,056,228 shares of Class B Common Stock were issued and outstanding, all of which are held by Nextel WIP. The Company recently received a request from Nextel WIP that the Company amend the Certificate to increase the number of shares of Class B Common Stock that is authorized for issuance thereunder. In order to comply with this request and in accordance with the terms of the Certificate, the board of directors authorized an amendment to the Certificate to increase the authorized number of shares of Class B Common Stock from 100,000,000 to 600,000,000. The principal purpose of the amendment to the Certificate is to ensure that the Company has a sufficient number of shares of Class B Common Stock available for issuance in the event that a Nextel Shareholder acquires additional shares of Class A Common Stock, which shares would then be immediately and automatically converted into Class B Common Stock.

        Although the purpose of the amendment to the Certificate is to ensure that there is a sufficient number of Class B Common Stock available for issuance upon the automatic conversion of any Class A Common Stock acquired by a Nextel Shareholder, if this amendment is adopted, 500,000,000 additional shares of Class B Common Stock of the Company will be available for issuance by the board of directors without any further stockholder approval, although certain issuances of shares may require stockholder approval in accordance with the requirements of Nasdaq or pursuant to the terms of the Company's amended and restated shareholders' agreement. At the present time, the board of directors does not have an intention to issue any additional shares of Class B Common Stock. In the event that the board of directors was to issue any additional shares of Class B Common Stock, such additional shares could be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the present holders of Common Stock.

Vote Required for Approval of Amendment to the Certificate to Increase the Number of Authorized Shares of Capital Stock

        The approval of the amendment to the Certificate to increase the number of authorized shares of capital stock requires the affirmative vote of a majority of the Company's outstanding shares of Common Stock as of the Record Date, voting together as a group.

THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE CERTIFICATE TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK.

PROPOSAL FIVE
AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO GRANT THE BOARD OF DIRECTORS THE AUTHORITY TO ADOPT, AMEND OR REPEAL
THE COMPANY'S BYLAWS

        The board of directors has proposed that the stockholders approve an amendment to the Certificate to grant the board of directors the authority to adopt, amend or repeal the Company's bylaws. The Certificate currently does not grant this authority to the board of directors. The Company believes that the amendment is important as it would grant the board of directors the ability to amend the bylaws without having to incur the costs and delays related to amending the bylaws by stockholder approval. This proposed amendment to the Certificate would not eliminate the stockholders' separate and existing right under Delaware law to amend the Company's bylaws.

        The parties to the Company's amended and restated shareholders' agreement have agreed to vote their shares in favor of this proposal, and the Company and those parties have amended the shareholders' agreement to provide that the approval of holders of a majority of the shares of voting stock held by those parties will be required to approve any bylaw amendment proposed by the board of directors.

        If granted the authority to amend the bylaws, the board of directors currently contemplates considering amendments that would, among other things:

  •
  grant the Company the authority to communicate with stockholders electronically and to hold stockholder meetings by means of remote communication;

  •
  fix the number of directors at seven, unless modified by approval of a supermajority of the directors then in office;

  •
  provide that only the Company's chief executive officer or a majority of the board of directors may call or propose matters to be discussed at a special meeting of stockholders;

  •
  require stockholders to provide 90 days advance notice and to comply with certain other procedural requirements when bringing matters before annual stockholders' meetings;

  •
  as to any special meeting of stockholders called to elect one or more directors, require stockholders making nominations to comply with certain notification and other procedural requirements; and

  •
  adopt procedures applicable to all stockholder meetings, including granting the meeting's presiding officer the authority to govern and/or adjourn the meeting.

        Certain of the contemplated amendments described above, particularly the procedures applicable to stockholder proposals and the procedures for calling special meetings of stockholders, could make more difficult or discourage attempts to obtain control of the Company. In addition, if the stockholders approve this proposal, the board of directors would be authorized to effect other amendments or repeals of the bylaws that could, depending on the terms of the amended bylaws or the new bylaws, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means, such as the imposition of super majority voting provisions. Except as described above, none of such amendments is currently proposed, nor does the board of directors currently contemplate implementing the same.

        As amended, Article XII of the Certificate would read as follows:

ARTICLE XII
BOARD POWER REGARDING BYLAWS

          Except as otherwise provided in the Shareholders' Agreement, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

        The board of directors believes that this amendment to the Certificate is in the best interests of the Company and its stockholders. This amendment will provide the Company with increased flexibility to meet corporate needs that might arise. The board of directors believes that the delay occasioned by seeking stockholder approval of adoption of any new bylaws or any amendment or repeal of the bylaws in the future could be to the detriment of the Company and its stockholders.

Vote Required for Approval of Amendment to the Certificate to Authorize the Board of Directors to Adopt, Amend or Repeal the Company's Bylaws Without Stockholder Approval

        The approval of the amendment to the Certificate to authorize the board of directors to adopt, amend or repeal the Company's bylaws without stockholder approval requires the affirmative vote of a majority of the Company's outstanding shares of Common Stock as of the Record Date, voting together as a group.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE CERTIFICATE TO AUTHORIZE THE BOARD OF DIRECTORS TO ADOPT, AMEND OR REPEAL THE COMPANY'S BYLAWS WITHOUT STOCKHOLDER APPROVAL.

ADDITIONAL INFORMATION RELATING TO
DIRECTORS AND OFFICERS OF THE COMPANY

Compensation of Executive Officers

        Summary Compensation Table.    The following table sets forth the compensation paid by the Company during the fiscal years ended December 31, 2003, 2002 and 2001 to (i) the Company's chief executive officer and (ii) the Company's other four most highly compensated executive officers who were serving in such capacities at the end of 2003 and whose salary and bonus for 2003 exceeded $100,000 (collectively, the "named executive officers").

Summary Compensation Table

		Annual Compensation		Long-Term Compensation
Name, Principal Position	Year	Base Salary($)	Bonus($)(1)	Restricted Stock Awards	Securities Underlying Options(#)		All Other Compensation($)(5)
John Chapple President, Chief Executive Officer and Chairman of the Board of Directors	2003 2002 2001	$350,961 239,423 184,423	$396,000 177,525 170,843	— — —	400,000 300,000 300,000	(2) (3) (4)	$6,260 4,678 3,038
John Thompson(6) Vice President—Strategic Initiatives	2003 2002 2001	$220,961 223,269 184,423	$156,973 163,525 145,843	— — —	75,000 200,000 200,000	(2) (3) (4)	$5,737 3,265 1,885
Perry Satterlee Vice President, Chief Operating Officer	2003 2002 2001	$286,538 223,269 184,423	$317,250 163,525 145,843	— — —	250,000 200,000 200,000	(2) (3) (4)	$5,458 4,843 3,413
David Aas Vice President, Chief Technology Officer	2003 2002 2001	$226,153 203,269 165,961	$183,375 149,525 126,218	— — —	150,000 150,000 150,000	(2) (3) (4)	$5,286 2,930 1,723
Barry Rowan(7) Vice President, Chief Financial Officer and Treasurer	2003	$109,057	$328,913	$432,500			$2,755

(1)
The bonus amounts are identified by the year in which they were earned by the named executive officer. The Company typically pays bonuses in the first quarter of the year following the year in which they were earned. The Company's previous SEC filings disclosed bonuses in the year they were paid. The amounts shown for years 2002 and 2001 have been recalculated to conform to the current year presentation. Under the prior presentation, 2003 bonuses for each of the named executive officers would have been: Chapple—$179,525; Thompson—$165,525; Satterlee—$165,525; Aas—$151,525; Fanning—$144,525; and Rowan—$50,413.

(2)
Represents options to purchase Class A Common Stock granted on January 16, 2003, which options have an exercise price of $6.67 per share and vest in four equal installments commencing on January 16, 2004.

(3)
Represents options to purchase shares of Class A Common Stock granted on January 17, 2002, which options have an exercise price of $8.00 per share and vest in four equal annual installments commencing on January 17, 2003.

(4)
Represents options to purchase shares of Class A Common Stock granted on October 31, 2001, which options have an exercise price of $5.35 per share and vest in four equal annual installments commencing on October 31, 2002.

(5)
Represents contributions made by the Company to the named executive officers' 401(k) plan accounts and imputed income for life insurance policies purchased by the Company for the benefit of the named executive officers.

(6)
Mr. Thompson resigned as Vice President—Chief Financial Officer and Treasurer and was appointed to the office of Vice President—Strategic Initiatives in August 2003. Mr. Thompson resigned as Vice President—Strategic Initiatives in January 2004 and is no longer an executive officer of the Company.

(7)
Mr. Rowan was appointed as Vice President, Chief Financial Officer and Treasurer in August 2003.

Option Grants in Fiscal Year 2003

        The following table sets forth certain information with respect to stock options granted to each of the Company's named executive officers during the fiscal year ended December 31, 2003. In accordance with the rules of the SEC, also shown below is the potential realizable value over the term of the option, the period from the grant date to the expiration date, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are mandated by the SEC and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of the Company's Class A Common Stock. In fiscal year 2003, the Company granted options to acquire up to an aggregate of 4,357,800 shares of Class A Common Stock to employees, excluding options that were subsequently forfeited due to termination, all under the Company's stock option plan and all at an exercise price equal to the fair market value of the Company's Class A Common Stock on the date of grant.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted(#)	Percent of Total Options Granted to Employees in Fiscal 2003
Name			Exercise Price per Share	Expiration Date
					5%($)	10%($)
John Chapple	400,000	9.2%	$6.67	1/16/13	$1,677,891	$4,252,105
John Thompson	75,000	1.7%	6.67	1/16/13	314,605	797,270
Perry Satterlee	250,000	5.7%	6.67	1/16/13	1,048,682	2,657,566
David Aas	150,000	3.4%	6.67	1/16/13	629,209	1,594,539
Barry Rowan	250,000	5.7%	8.66	7/17/13	1,361,557	3,450,452
Barry Rowan	50,000	1.1%	8.65	8/18/13	271,997	689,294

Aggregate Option Exercises in Fiscal 2003 and Fiscal Year-End Option Values

        None of the Company's named executive officers exercised any options in fiscal 2003. With respect to the Company's named executive officers, the following table sets forth information concerning exercisable and unexercisable options held as of December 31, 2003. The "Value of Unexercised In-the-Money Options at December 31, 2003" is based upon a price of $13.45 per share, which was the closing price of the Company's Class A Common Stock on Nasdaq on December 31, 2003, minus the per share exercise price, multiplied by the number of shares underlying the "in-the-money" option.

	Number of Securities Underlying Unexercised Options at December 31, 2003
			Value of Unexercised In-the-Money Options at December 31, 2003($)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
John Chapple	565,000	600,000	$3,928,500	$4,066,500
John Thompson	583,750	256,250	5,136,125	1,736,375
David Aas	307,500	262,500	1,966,500	1,779,000
Perry Satterlee	442,500	387,500	3,170,750	2,626,250
Barry Rowan	0	300,000	0	1,437,500

Executive Employment Contracts and Termination of Employment Arrangements

        The Company entered into employment agreements dated as of February 24, 2003 with Messrs. Chapple, Aas and Satterlee and an employment agreement dated as of July 17, 2003 with Mr. Rowan. Pursuant to these agreements, each officer has agreed that while employed by the Company and for one year thereafter, he will not compete against, or solicit employees or business from the Company or any of the Company's direct or indirect subsidiaries. Each agreement has an initial term and automatically extends for successive one-year terms unless the employee or the board of directors provides written notice of termination to the other party at least thirty (30) calendar days prior to the end of the then current term. Each agreement further provides that in the event the employee is terminated without cause or resigned for good reason, as defined in the agreements, the employee will be entitled to receive up to one year's base salary plus an amount equal to the employee's most recent annual bonus. At a meeting it held in January 2004, the compensation committee approved the amendment of Mr. Chapple's employment agreement such that his rights to severance shall include two year's salary and bonus.

Equity Compensation Plan Information

        The following table reflects the Company's equity compensation plan information as of December 31, 2003:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders
Third Amended and Restated Nonqualified Stock Option Plan	17,950,562	$7.40	8,635,238
Employee Stock Purchase Plan	—	N/A	1,820,892
Equity compensation plans not approved by security holders(1)	210,000	$1.67	—

Total	18,160,562	$7.33	10,456,130

(1)
Includes an outstanding non-plan option granted to one of the Company's officers on January 29, 1999 pursuant to an employment agreement to purchase 210,000 shares of Class A Common Stock at an exercise price of $1.67 per share. As of December 31, 2003, all the shares underlying this option were fully vested. This option expires January 29, 2009.

Restricted Stock Purchase Agreements and Change of Control Arrangements

        On November 20, 1998, the Company entered into restricted stock purchase agreements with each of Messrs. Chapple, Thompson, Aas and Satterlee in consideration of their employment, which agreements were amended on January 29, 1999. These agreements were amended and restated on May 18, 2000 and further amended on October 17, 2002. Pursuant to these agreements, the Company sold an aggregate of 6,781,662 shares of Class A Common Stock to these executive officers at a price of $0.002 per share. These shares were subject to certain vesting provisions, but as of December 31, 2002, 100% of these shares had vested. Subject to certain conditions, vested shares may be repurchased by the Company at fair market value upon termination for cause or resignation without good reason.

        On August 18, 2003, the Company entered into a restricted stock purchase agreement with Mr. Rowan. Pursuant to this agreement, the Company sold 50,000 shares of its Class A Common Stock to Mr. Rowan at a per share price of $0.001. The shares sold to Mr. Rowan vest on August 1, 2007 so long as he is continuously employed by the Company or one of its subsidiaries. Vesting of these shares is accelerated 100% upon the occurrence of certain events, including a change of control of the Company or Nextel, a termination of employment due to death, disability or without cause or upon resignation by Mr. Rowan for good reason. If Mr. Rowan resigns without good reason prior to August 1, 2007, the number of shares considered vested will be determined based on a four year equal annual installment vesting schedule set forth in the agreement, with the first 25% of the shares vested on August 1, 2004. The Company has the option to repurchase vested shares at fair market value for 90 days after Mr. Rowan's termination for cause or resignation without good reason.

Employee Stock Option Plan

        See "Proposal Three—Amendment of Stock Option Plan" above for a description of the Company's stock option plan.

Employee Stock Purchase Plan

        The Company's employee stock purchase plan was adopted by the Company's board of directors in January 2000 and was approved by the Company's stockholders in February 2000. Initially, a total of 3,000,000 shares of Class A Common Stock has been reserved for issuance under the employee stock purchase plan. The employee stock purchase plan, which is intended to qualify under Section 423 of the Code, is administered by the Company's board of directors. The Company's employees, including officers and employee directors, are eligible to participate in the employee stock purchase plan if they are employed by the Company or its subsidiaries for at least 20 hours per week.

        The employee stock purchase plan is implemented by quarterly offering periods. The Company's board of directors may change the timing or duration of the offering periods. The employee stock purchase plan permits eligible employees to purchase shares of Class A Common Stock through payroll deductions at 85% of the lesser of the fair market value per share of the Class A Common Stock on the first day of the offering period or on the purchase date. Participants generally may not purchase shares if, immediately after the grant, the participant would own shares or options to purchase shares of Class A Common Stock totaling 5% or more of the total combined voting power of all of the Company's outstanding capital stock, or have purchased more than $25,000 of the Company's outstanding capital stock in any calendar year. The purchase price is the lower of the market price of the shares on the first or last day of each fiscal quarter.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act, as amended, requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 and Form 5 with the SEC. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during fiscal 2003, all filing requirements applicable to the Company's executive officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities have been complied with, with the exception that each of Messrs. Aas, Chapple, Fanning, Manning and Satterlee filed one late Form 4 report; Madison Dearborn Partners and James Perry, Jr. jointly filed one late Form 4 report; and Mr. Thompson failed to file one Form 4 report and instead timely filed a Form 5 in February 2004 to report such transaction.

Compensation Committee Report on Executive Compensation

        The following is the report of the compensation committee describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the year ended December 31, 2003. The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the SEC and such information shall not be incorporated by reference into any future filing under the Securities Act, or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

        The role of the compensation committee is to evaluate the compensation of the executive officers of the Company and its affiliates (and their performance relative to their compensation) and assure that they are compensated effectively in a manner consistent with the stated compensation strategy of the Company, internal equity considerations and competitive practice. The Company's executive compensation structure has been designed to (i) achieve the Company's objectives of rewarding the Company's executive officers appropriately for their contributions to the Company's growth and profitability and the Company's other goals and objectives and (ii) align the interests of the Company's executive officers to the long-term interests of the Company's stockholders through a mix of long- and short-term incentives and features that include downside risk as well as upside potential.

        The compensation committee believes that the compensation levels of the Company's executive officers, who provide leadership and strategic direction for the Company, should consist of (1) base salaries that are commensurate with executives of other comparable telecommunications companies and (2) cash bonus opportunities based on achievement of objectives set by (x) the compensation committee with respect to the Company's chief executive officer and (y) the Company's chief executive officer in consultation with the compensation committee with respect to the Company's other executive officers. The compensation committee also believes that it is important to provide the Company's executive officers with significant equity-related incentive compensation, which increases in value in direct correlation with improvement in the performance of the Company's Class A Common Stock, thereby aligning management's interests with those of the Company's stockholders.

        In general, the compensation committee considers the following factors when determining compensation of the Company's executive officers:

  •
  the Company's financial performance as measured by attainment of specific financial objectives and operating results, including customer satisfaction scores and growth in revenues, Adjusted EBITDA and number of subscribers;

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  the Company's performance against long-range business plans and strategic initiatives;

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  the individual performance of each executive officer, including the achievement of identified goals by the executive or his or her functional group;

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  other relevant factors such as the overall labor market for qualified executives in the wireless industry, and the overall economic conditions both in the wireless industry and the country as a whole; and

  •
  historical cash and equity compensation levels.

        Section 162(m) of the Code generally disallows a tax deduction to a publicly held company for compensation in excess of $1 million paid to its chief executive officer or any of its four other most highly compensated executive officers, unless the plan and awards under which any portion of the compensation is paid meet specified requirements. The Company's incentive equity plan does not meet those requirements, and the compensation committee has determined that meeting these requirements may not necessarily be in the Company's best interest. Accordingly, the compensation committee has decided not to recommend any amendment to the Company's incentive equity plan to satisfy those requirements at this time. In any event, the Company does not anticipate having taxable income against which a deduction could be taken in the near future.

  Cash Compensation

        The base salaries for each of the Company's executive officers for 2003 other than John Thompson were set by their individual employment agreements. These agreements were entered into by each of the executive officers other than Barry Rowan in February 2003 and replaced their original employment agreements. Mr. Rowan joined the Company, and entered into an employee agreement with the Company, in July 2003. Mr. Thompson did not enter into an employment agreement. The level of base salary for each executive officer was determined by reference to officers' salaries at similarly situated companies with operating results that compare with the operating achievements of the Company. Bonus compensation for these executive officers was determined based on a formula that ties a target bonus objective, which in most instances is established as a percentage of base salary (ranging from 75% for certain officers to 100% for other officers, including the chief executive officer), to the achievement of the Company's overall corporate goals. The employment agreements provide the compensation committee the authority to grant a bonus above the percentages of salary set forth above. In addition, for so long as each employment agreement is renewed, the compensation committee shall each year on or before the anniversary date of the agreement review the executive's base salary and bonus payment in light of the performance of the executive and the Company, and may increase (but not decrease) such base salary and bonus payment by an amount it determines to be appropriate.

        As mandated by the employment agreements, the Company establishes a performance plan each year. Each annual performance plan establishes overall annual goals the Company wishes to achieve. For 2003, the overall goals were to:

  •
  meet operating cash flow, Adjusted EBITDA, revenue, expense and other budgetary targets;

  •
  meet targets relating to the addition and retention of subscribers on the digital mobile network;

  •
  meet targets relating to strengthening the Company's balance sheet and liquidity position and providing for an orderly distribution through a registered offering or otherwise of the Company's Class A Common Stock held by certain initial investors in the Company; and

  •
  expand and improve the Company's digital mobile network.

        In 2003, all of these performance goals were achieved or exceeded. As a result, for 2003 all of the executive officers, including the chief executive officer, were paid cash bonuses that were equal to or greater than their target bonus objectives. The compensation committee believes the cash compensation for the Company's executive officers is comparable to industry salary and bonus levels.

  Equity Compensation

        The compensation committee administers and authorizes grants and awards to the Company's executive officers made under the Company's stock option plan. Periodically, the compensation committee authorizes grants of options to purchase Class A Common Stock under the Company's stock option plan to all employees who have been with the Company for a specified length of service. The compensation committee also authorizes awards for certain new employees as incentives to join the Company. The compensation committee established the pool of options available for grant to all employees, including executive officers, in January 2003 subject to the achievement of the stated goals for 2003. By achieving 105% of the stated goals, 105% of the pool was available for grant to employees and executive officers for 2003 performance. The stock option plan is intended to provide additional incentives to the executive officers for the purpose of retention and to maximize stockholder value. Options are generally granted under the stock option plan at the then-current market price and are generally subject to four-year vesting periods to encourage employees to remain with the Company.

        In determining whether and in what amount to grant stock options or other equity compensation to the Company's executive officers for performance in 2003, the compensation committee considered the amount and date of vesting of currently outstanding incentive equity compensation granted previously to each of the Company's executive officers, the committee's estimation of each executive's projected contribution to the long-term growth and profitability of the Company and to the achievement by the Company of its primary business objectives for 2003, including revenue growth, customer additions, operating cash flow and customer satisfaction. The compensation committee believes that continued grants of equity compensation to executive officers is an important tool to retain and motivate exceptionally talented executives who are necessary to achieve the Company's long-term goals, especially at a time of significant growth and competition in the wireless industry.

  Compensation of the Chief Executive Officer

        John Chapple, the Company's chief executive officer, received total cash compensation of $744,711 for his services in 2003, including annual salary payments totaling $351,000. The compensation committee increased Mr. Chapple's salary from $240,000 to $375,000 at a meeting it held in January 2003; the increased salary did not take effect until February 24, 2003. The compensation committee considered several factors in determining Mr. Chapple's annual salary for 2003, including the fact that the Company significantly out-performed the Company's revenue growth and operating cash flow goals for fiscal year 2002 and Mr. Chapple's contributions to the Company's strategic focus, market position, corporate culture and seamless operations with Nextel. Mr. Chapple was also awarded bonus payments totaling $396,000 for services in 2003. $2,250 of this bonus amount was paid to Mr. Chapple in connection with bonuses paid to all employees of the Company for satisfying quarterly customer satisfaction targets. Mr. Chapple received a bonus payment of $393,750 in January 2004. This payment was made after it was determined that the Company met or exceeded all of its corporate goals (identified above in this report under the section "Cash Compensation") for 2003.

  Summary

        The compensation committee believes that the Company's compensation policies have been successful in attracting and retaining qualified employees and in linking compensation directly to corporate performance relative to the Company's goals and guiding principles. The Company's compensation policies will evolve over time as the Company moves to attain the near-term goals it has set for itself while maintaining its focus on building long-term stockholder value.

Compensation Committee Interlocks and Insider Participation

        All members of the board of director's compensation committee during 2003 were independent directors, and none of them were employees or former employees of the Company. No executive officer of the Company has ever served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) have served on the Company's compensation committee or board of directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Amended and Restated Shareholders' Agreement.    On January 29, 1999, the Company entered into a shareholders' agreement with Nextel WIP, DLJ Merchant Banking, Madison Dearborn Partners, Eagle River Investments, Motorola, the Company's senior management stockholders and all of the other parties who were stockholders prior to the Company's initial public offering. In that agreement, the parties agreed to certain matters relating to the Company's management and operations and the sale, transfer or other disposition of the Company's capital stock by these stockholders. This agreement also grants Nextel WIP certain preemptive rights to purchase shares of stock offered to the public by the Company, DLJ Merchant Banking or Madison Dearborn Partners. In addition, pursuant to this agreement, the Company granted to the DLJ Merchant Banking and Madison Dearborn Partners certain demand registration rights and to all of the parties "piggyback" registration rights. This agreement was amended and restated in February 2000 in connection with the initial public offering of the Company's Class A Common Stock. The current parties to the amended and restated shareholders' agreement are Nextel WIP, DLJ Merchant Banking, Madison Dearborn Partners, Eagle River Investments, Motorola, John Thompson, the estate of David Thaler and all of the Company's senior management stockholders other than Barry Rowan and Donald J. Manning. The amended and restated shareholders' agreement terminates on January 29, 2014.

Nextel Operating Agreements

        The Company, through its principal subsidiary, entered into agreements with Nextel WIP that govern the build-out and operation of the Company's portion of the Nextel digital mobile network. Nextel WIP currently holds 30.1% of the outstanding Common Stock, and one of the Company's directors is affiliated with it. Except as specifically set forth below, these operating agreements were executed on January 29, 1999 and, in some cases, were amended on September 9, 1999 and again on September 27, 2000, and have an initial term of ten years, which may be extended for up to an additional two and a half years and renewed for up to four ten-year renewal terms at the Company's option.

        Joint Venture Agreement.    The Company's joint venture agreement with Nextel WIP requires the Company to build and operate the Company's portion of the Nextel digital mobile network on time, make it compatible with Nextel's systems, meet or exceed quality standards applicable from time to time to Nextel's subsidiaries operating in the United States, and offer a set of core service features and upgrade the Company's system to comply with future Nextel standards.

        This agreement also governs the transfer of licenses from Nextel WIP to the Company. To the extent that the Company requires additional frequencies to operate its business, the joint venture agreement sets forth the term s under which the Company may acquire such frequencies from Nextel WIP, from third parties or in auctions of spectrum by the Federal Communications Commission. All of the frequencies the Company acquired or may acquire from Nextel WIP are subject to transfer restrictions and rights of first refusal in favor of Nextel WIP.

        Additional terms of the joint venture agreement are as follows: Nextel WIP has agreed to assist the Company with securing vendor discounts; the Company has agreed to obtain Nextel WIP's approval prior to taking certain significant actions, including making a material change to the Company's business objectives or technology; with limited exceptions, Nextel WIP has agreed that during the term of the joint venture agreement, Nextel and/or its subsidiaries will not provide digital mobile wireless communications services within the Company's markets using the Nextel brand name; Nextel WIP has agreed to negotiate with the Company to give it the first right in the Company's territories to own and operate businesses using the 900 MHz frequency that Nextel currently holds; and the Company is generally required to adhere to the same standards for pricing structure, advertising, promotions, customer care, telemarketing and related activities as the Nextel subsidiaries operating in the United States.

        As described in further detail below, in the event of a termination of the joint venture agreement, Nextel WIP could, in certain circumstances, purchase or be forced to purchase all of the Company's outstanding stock. If that happens, Nextel WIP, at its option, would be entitled to pay the purchase price for the Company's stock in cash or in shares of Nextel common stock.

        Other Operating Agreements.    The Company has also entered into operating agreements with Nextel WIP with respect to: the license to Nextel trademarks and service marks; the ability of each company's subscribers to roam in the other's territory; Nextel's use of analog systems and services in the Company's territories; access to telecommunications towers space; access to information systems; and telecommunications switching services. For the year ended December 31, 2003, the Company paid to Nextel WIP approximately $105.7 million for such services and received from Nextel WIP approximately $115.9 million in roaming revenue.

        Agreement Specifying Obligations and Limiting Liability of, and Recourse to, Nextel.    All of the Company's operating agreements are with Nextel WIP, not Nextel. Pursuant to the terms of the agreement specifying obligations and limiting liability of, and recourse to, Nextel, the maximum cumulative, aggregate cash liability of Nextel and its controlled affiliates, other than Nextel WIP, for any and all actual or alleged claims or causes of action arising in connection with any aspect of the agreements governing or otherwise relating to the operating agreements is capped at $200 million, subject to adjustments for amounts previously advanced. Some significant Nextel obligations, including any commitments that Nextel may make in the future to enable Nextel WIP to subsidize required upgrades and to buy the Company's stock from its other stockholders under certain circumstances, will not be subject to the cap.

Certain Obligations Under the Company's Charter

        The Certificate, under certain circumstances, allows Nextel WIP, or allows holders of a majority of the Company's Class A Common Stock to cause Nextel WIP, to purchase all of the Company's outstanding Class A Common Stock. In any such event, Nextel WIP will have the choice of paying for any shares of Class A Common Stock in cash, in shares of Nextel common stock, or in a combination of cash and Nextel common stock. Events that trigger these rights and obligations include:

  •
  January 29, 2008, subject to certain postponements by the Company's board of directors;

  •
  If Nextel changes its digital transmission technology, the change is materially adverse to the Company and Nextel WIP determines not to provide the Company free of charge the equipment necessary to provide the Company's subscribers with service comparable to what they had been receiving;

  •
  If Nextel WIP requires a change in the Company's business, operations or systems, the change is materially adverse to the Company, Nextel WIP does not subsidize the Company for the costs of such change and the Company declines to implement the required change; or

  •
  Termination of the Company's operating agreements with Nextel WIP as a result of the Company's breach.

        The holders of a majority of the Company's Class A Common Stock may cause Nextel WIP to purchase all outstanding Class A Common Stock upon the occurrence of certain triggering events. If a triggering event occurs and a majority of the holders of the Company's Class A Common Stock determine to require Nextel WIP to purchase all of the Company's outstanding Class A Common Stock, all stockholders will be required to sell their shares to Nextel WIP. In any such event, Nextel WIP will have the choice of paying for any shares of Class A Common Stock in cash, in shares of

Nextel common stock, or in a combination of cash and Nextel Common Stock. Events that trigger these rights and obligations include:

  •
  Change of control of Nextel;

  •
  If the Company does not implement a change in the Company's business, operations or systems required by Nextel WIP, the change is materially adverse to the Company, and the Company's board of directors provides non-Nextel affiliated stockholders with the opportunity to require Nextel WIP to buy their shares of Class A Common Stock and a majority of the stockholders vote to do so; or

  •
  Termination of the Company's operating agreements with Nextel WIP as a result of a breach by Nextel WIP.

        Holders of the Company's Class A Common Stock also have the right and/or obligation to participate in any sale by Nextel WIP of all of its shares of the Company's capital stock to a third party occurring after January 29, 2011. Pursuant to the amended and restated shareholders' agreement, prior to January 29, 2011, Nextel WIP cannot transfer its shares of the Company's capital stock to a third party. In the event that the holders of a majority of the Class A Common Stock elect to participate in such sale, then pursuant to the Certificate, all holders of Class A Common Stock will be required to participate.

Motorola Agreements

        Under the iDEN infrastructure equipment purchase and supply agreements and the subscriber purchase and distribution agreement between the Company and Motorola, who currently holds 2.3% of the outstanding Common Stock, the Company agreed to purchase, and Motorola agreed to sell, infrastructure equipment and related software and services required for the build-out of the Company's portion of the Nextel digital mobile network, as well as telephones and other accessories.

        The Company obtained pricing for the Motorola equipment and handsets on financial and other terms that the Company believes are substantially similar to those obtained by Nextel. For the year ended December 31, 2003, the Company purchased approximately $180.1 million of infrastructure and other equipment, handsets, warranties and services from Motorola.

DLJ Merchant Banking Relationship

        Credit Suisse First Boston, and one of its affiliates, Donaldson, Lufkin & Jenrette Securities Corporation, have served from time to time as initial purchasers of the Company's senior notes, convertible senior notes and senior discount notes and received customary discounts and commissions in connection with each such offering. In addition, Credit Suisse First Boston LLC also served as a dealer manager for the Company's tender offering relating to its 14% senior discount notes. Donaldson, Lufkin & Jenrette Securities Corporation also acted as the Company's financial advisor and as arranger, and DLJ Capital Funding, Inc., an affiliate of Donaldson, Lufkin & Jenrette Securities Corporation, acted as syndication agent, under the Company's previous $475.0 million senior secured credit facility, and received customary fees and reimbursements in connection therewith. As of December 31, 2003, Credit Suisse First Boston, through its affiliate DLJ Merchant Banking and certain related parties, all of which are affiliates of Donaldson, Lufkin & Jenrette Securities Corporation, owned approximately 6.0% of the outstanding Common Stock. Donaldson, Lufkin & Jenrette Securities Corporation was a co-lead manager of the initial public offering of the Class A Common Stock, and the Company may from time to time enter into other investment banking relationships with it or its affiliates. The aggregate amount of all fees paid to Credit Suisse First Boston and entities affiliated with DLJ Merchant Banking in connection with these transactions for the years ended December 31, 2003, 2002 and 2001 was approximately $5.2 million, $437,500 and $2.4 million, respectively.

Business Relationship

        In the ordinary course of business, the Company has leased tower space from American Tower Corporation, of which Mr. Dodge, one of the Company's directors, is a stockholder, and was formerly president, chief executive officer and chairman of the board of directors. During 2003, the Company paid American Tower Corporation $10.4 million for tower leases.

Other Transactions with Directors and Senior Management

        During the fiscal year ended December 31, 2003, the Company granted options to purchase shares of Class A Common Stock under the Company's employee stock option plan to the following officers and directors on the date, for the number of shares and with an exercise price indicated opposite each person's name:

Name	Grant Date	Number of Shares Underlying Options	Exercise Price
John Chapple	1/16/03	400,000	$6.67
John Thompson	1/16/03	75,000	$6.67
David Aas	1/16/03	150,000	$6.67
Barry Rowan	7/17/03	250,000	$8.66
Barry Rowan	8/18/03	50,000	$8.65
Perry Satterlee	1/16/03	250,000	$6.67
Mark Fanning	1/16/03	125,000	$6.67
Donald J. Manning	1/16/03	125,000	$6.67
Dennis M. Weibling	8/4/03	15,000	$8.40
Adam Aron	8/4/03	15,000	$8.40
Caroline H. Rapking	8/4/03	15,000	$8.40
Steven B. Dodge	8/4/03	15,000	$8.40

        Options shown above vest in four equal annual installments commencing on the one year anniversary of the grant date, except for the options granted to the non-employee directors on August 4, 2003, which vest in three equal installments commencing on August 4, 2004.

PERFORMANCE GRAPH

        The graph below compares the cumulative total stockholder return on the Company's Class A Common Stock commencing February 23, 2000, the first trading date following the effective date of the Company's initial public offering, and ending December 31, 2003, with the cumulative total stockholder return of companies comprising the Nasdaq Stock Market (US) Index and the total return of a peer group of companies comprising the Nasdaq Telecommunications Index, which includes wireless telecommunication companies traded on the Nasdaq Stock Market.

Comparison of Cumulative Total Return
Among Nextel Partners, Inc.,
Nasdaq Stock Market (US Companies) Index and
Nasdaq Telecommunications Index

	February 23, 2000	December 31, 2000	December 31, 2001	December 31, 2002	December 31, 2003
Nextel Partners, Inc.	$100.00	$55.81	$39.84	$20.15	$44.83
Nasdaq Stock Market (US) Index	$100.00	$54.29	$42.87	$29.35	$44.03
Nasdaq Telecom Index	$100.00	$41.83	$21.36	$9.82	$16.57

        The graph above assumes that $100 was invested on February 23, 2000 in the Company's Class A Common Stock and in each index, and that all dividends were reinvested. Stockholder returns over the indicated period should not be considered indicative of future returns.

TRANSACTION OF OTHER BUSINESS

        The board of directors of the Company knows of no other matters to be submitted at the Annual Meeting. If any other matters come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the board of directors may recommend.

ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K

        The Company's Annual Report to Stockholders for the year ended December 31, 2003 (which is not a part of the Company's proxy soliciting materials) is being mailed to the Company's stockholders with this proxy statement. A copy of the Company's Annual Report on Form 10-K, without exhibits, is included with the Annual Report to Stockholders and is also available to any stockholder free of charge upon request by writing to Investor Relations at the Company's corporate address.

By Order of the Board of Directors

John Chapple President, Chief Executive Officer and Chairman of the Board of Directors
Kirkland, Washington April 15, 2004

APPENDIX A
NEXTEL PARTNERS AUDIT COMMITTEE CHARTER

        The Audit Committee has been appointed by the Board to oversee the processes of accounting and financial reporting of the Company and the audits of the financial statements of the Company.

        The Audit Committee shall consist of at least three directors. Each member of the Audit Committee must: (i) be independent as defined in the rules and regulations of the NASDAQ Stock Market, Inc. ("NASDAQ"); (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the "Exchange Act") and in the rules and regulations of the Securities and Exchange Commission; (iii) not have participated in the preparation of the financial statements of the company or any current subsidiary of the Company at any time during the past three years; and (iv) be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement. In addition, at least one member must have "financial sophistication" required by NASDAQ's rules and regulations and/or be an "audit committee financial expert" as defined under applicable SEC rules and regulations. Appointment of the members of the Audit Committee, including the designation of the Chair of the Audit Committee and the designation of any members as "audit committee financial experts," shall be made by the Board of Directors, and the Board may, at any time and in its complete discretion, replace an Audit Committee member.

        The Audit Committee shall meet in executive session at such times and places as the Audit Committee shall determine, but at least once a year. The Audit Committee shall maintain minutes and other relevant documentation of all of its meetings. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

        The Audit Committee shall have the authority to engage, without Board approval, independent legal, accounting and other advisors, as it deems necessary to carry out its duties. The Company shall provide appropriate funding, as determined by the Audit Committee, for payment of compensation of any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, outside legal counsel or any other advisors employed by the Audit Committee, and to pay ordinary Audit Committee administrative expenses that are necessary and appropriate in carrying out its duties.

        The Audit Committee shall make regular reports to the Board.

        The Audit Committee shall:

  •
  be directly responsible for the appointment, compensation, retention and oversight of the work of any public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; the independent auditor shall report directly to the Audit Committee;

  •
  have sole authority to approve all audit engagement fees and terms, as well as all significant non-audit engagements with the independent auditor;

  •
  pre-approve all auditing and permissible non-auditing services(1) of the independent auditor, subject to de minimis exceptions for permissible non-audit services that together do not constitute over 5% of the total revenues paid by the Company to the auditor during the fiscal year, provided they were not recognized as non-audit services at the time of the engagement and are approved by the Audit Committee prior to completion of the audit, as prescribed by law; alternatively, the engagement of the independent auditor may be entered into pursuant to pre-approved policies and procedures established by the Audit Committee, provided that the policies and procedures are detailed as to the particular services and the Audit Committee is informed of each service;

(1)
Prohibited non-audit services include: bookkeeping or other services related to the accounting records or financial statements of the Company; financial information systems design and implementation; appraisal or valuation services, fairness opinions or contribution-in-kind reports; actuarial services; internal audit outsourcing services; management functions; human resources; broker-dealer, investment adviser or investment banking services; legal services; and expert services unrelated to the audit.

•
review the audited financial statements with management, including major issues, assumptions and judgments regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could affect the Company's financial statements;

•
obtain, review and discuss reports from the independent auditor regarding: (1) all critical accounting policies and practices to be used; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the independent auditor and the reasons for favoring that treatment; and (3) other material written communications between the independent auditor and Company management, such as any management letter or schedule of unadjusted differences;

•
discuss with the independent auditor and then disclose the matters required to be discussed and disclosed by SAS 61, including any difficulties the independent auditor encountered in the course of the audit work, any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management;

•
ascertain from the independent auditor whether the Company has issues under Section 10A(b) of the Exchange Act (relating to whether the auditor has detected or otherwise become aware of information indicating that an illegal act (whether or not perceived to have a material effect on the financial statements of the Company) has or may have occurred);

•
review with management and the independent auditor any correspondence with regulators and any published reports that raise material issues regarding the Company's accounting policies;

•
review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management;

•
meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

•
review the disclosure and certifications of the chief executive officer and chief financial officer under Sections 302 and 906 of the Sarbanes-Oxley Act;

•
assess the independence of the auditor (as required under applicable law or regulation), including (a) ensuring its receipt from the outside auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1 and (b) engaging in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the full Board take, appropriate action to oversee the independence of the outside auditor;

  •
  assure the regular rotation of the lead audit partner as required by Section 10A(j) of the Exchange Act;

  •
  assure that the Company complies with hiring requirements for employees or former employees of the independent auditor that are consistent with Section 10A(l) of the Exchange Act;

  •
  review and discuss with management and the independent auditor (a) the adequacy and effectiveness of the Company's internal controls (including any significant deficiencies or changes in internal controls reported to the Audit Committee by the independent auditor or management); (b) the Company's internal audit procedures; and (c) the adequacy and effectiveness of the Company's disclosures controls and procedures and management reports with respect thereto;

  •
  establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

  •
  review and approve all related-party transactions (as such are required to be disclosed pursuant to Item 404 of SEC Regulation S-K);

  •
  prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement;

  •
  advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct;

  •
  review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies; and

  •
  review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine or certify that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

APPENDIX B
THIRD AMENDED AND RESTATED NONQUALIFIED STOCK OPTION PLAN

NEXTEL PARTNERS, INC.

1999 NONQUALIFIED STOCK OPTION PLAN

Effective: January 29, 1999
Third Amended and Restated as of July 24, 2002

Further Amended by the Board of Directors as of January 22, 2004
Subject to Stockholder Approval

NEXTEL PARTNERS, INC.

1999 NONQUALIFIED STOCK OPTION PLAN

        Nextel Partners, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), hereby adopts this 1999 Nonqualified Stock Option Plan, to be effective as of January 29, 1999. The purposes of this Plan are as follows:

          1.     To further the growth, development and financial success of the Company by providing additional incentives to certain of its senior management and other key Employees who have been or will be given responsibility for the management or administration of the Company's business affairs, by assisting them to become owners of capital stock of the Company and thus to benefit directly from its growth, development and financial success.

          2.     To enable the Company to obtain and retain the services of the type of professional, technical and managerial employees and other persons considered essential to the long-range success of the Company by providing and offering them an opportunity to become owners of capital stock of the Company pursuant to the exercise of "non-qualified" options which do not qualify under Section 422 of the Internal Revenue Code of 1986, as amended.

ARTICLE 1
 DEFINITIONS

        Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

        1.1   "Beneficial Owner" means a beneficial owner as defined in Rules 13d-3, 13d-5 or 16a-1 under the Exchange Act (or any successor rules), including the provision of such Rules that a Person shall be deemed to have beneficial ownership of all securities that such Person has a right to acquire within 60 days, but such provision of the Rules will apply only if (i) all conditions (other than payment of the purchase or acquisition price of such securities) to such Person's exercise of such rights have been satisfied and (ii) such securities (if options, warrants, or similar derivatives) are "in-the-money," provided that in all cases a Person shall not be deemed a Beneficial Owner of, or to own beneficially, any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and the applicable rules and regulations thereunder, and (2) is not also then reportable on Schedule 13D under the Exchange Act.

        1.2   "Board" shall mean the Board of Directors of the Company.

        1.3   "Capital Stock" of any Person means any and all shares, interests, participation or other equivalents (however designated) of stock of, or other ownership interests in, such Person, but excluding any pay-in-kind preferred stock, other "debt equivalents" and mandatorily redeemable "nominal equity" securities.

        1.4   "Change in Control of the Company" means the occurrence of any of the following events:

          (a)   any person or group (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act and the regulations thereunder) (i) is or becomes the Beneficial Owner of more than 50% of the total Voting Stock or Total Common Equity of the Company, or (ii) otherwise has the power to direct the management and policies of the Company, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract or otherwise, except that no change of control will be deemed to have occurred under this clause (ii) as a result of customary rights granted (A) in any indenture, credit agreement or other agreement for borrowed money or (B) to holders of non-convertible, mandatorily redeemable, preferred stock unless and until action occurs that would otherwise cause a "Change in Control of the Company" as herein defined, provided that such rights were granted pursuant to a transaction in the financial markets and not as part of a strategic alliance or similar transaction;

          (b)   the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person (other than to a direct or indirect wholly owned Subsidiary of the Company);

          (c)   the Company, directly or indirectly, consolidates with, or merges with or into, another Person, or any Person, directly or indirectly, consolidates with, or merges with or into, the Company, and pursuant to such transaction (or series of transactions) either: (i) the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, but excluding a transaction (or series of transactions) where (A) the outstanding Voting Stock of the Company is converted into or exchanged for Voting Stock of the surviving or transferee Person and (B) the holders of Voting Stock of the Company immediately preceding such transaction receive more than 50% of the total Voting Stock and Total Common Equity of the surviving or transferee Person in substantially the same relative proportions as such holders had prior to such transaction; or (ii) new shares of Voting Stock of the Company are issued so that immediately following such transaction, the holders of Voting Stock of the Company immediately preceding such transaction own less than 50% of the Voting Stock and Total Common Equity of the surviving Person; or

          (d)   during any period of two consecutive years following the Closing Date, individuals who at the beginning of such period constituted the Board (together with any Directors who are members of the Board on the date of the Closing, and any new Directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office; provided, that no change in the composition of the Board in connection with the Closing, or by reason of any substitution of one Director for another so long as both Directors are nominated by the same Person, shall constitute a Change in Control of the Company for purposes of this paragraph (d).

        Notwithstanding the foregoing, no "Change in Control of the Company" shall occur (i) merely by reason of any creditor of the Company foreclosing on or otherwise causing the sale, transfer or other disposition of all or any substantial part of the Company's assets (including, without limitation, the Company's equity interests in its subsidiaries) or (ii) merely by reason of a transfer by Eagle River Investments, LLC ("Eagle River") to another Person of the Capital Stock of the Company owned by Eagle River so long as Craig O. McCaw ("McCaw") controls (as defined in Section 4.01(h) of the Shareholders' Agreement) such Person whether or not McCaw owns a majority of the equity interests of such Person, unless such transfer referred to in this clause (ii), alone or in conjunction with other transactions, results in the occurrence of an event of the type described in any of clauses (a), (b), (c) or (d) above.

        1.5   "Closing" means the initial closing (if any) of the equity investments contemplated by the Commitment Letter.

        1.6   "Closing Date" means the date of the Closing.

        1.7   "Closing Price" on any Trading Day with respect to the per share price of any shares of Capital Stock of any Person means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or if such shares of Capital Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ Stock Market or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on the NASDAQ Stock Market and the issuer and principal securities exchange do not meet such requirements, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm of national standing that is selected from time to time by such Person for that purpose.

        1.8   "Code" shall mean the Internal Revenue Code of 1986, as amended.

        1.9   "Commitment Letter" means the Commitment Letter, dated December 4, 1998, among the Company and the investors named therein.

        1.10 "Committee" shall mean the Board or any committee consisting of Board members properly designated by the Board, who shall administer this Plan as provided in Article 6 hereof. The Committee shall be composed of not less than the minimum number of persons from time to time required by Rule 16b-3 under the Exchange Act and Section 162(m) of the Code each of whom, to the extent necessary to comply with Rule 16b-3 and Section 162(m) only, is a "Non-Employee Director" and an "Outside Director" within the meaning of Rule 16b-3 and Section 162(m), respectively.

        1.11 "Company" shall mean Nextel Partners, Inc., a Delaware corporation.

        1.12 "Director" shall mean a member of the Board.

        1.13 "DLJ Entity" has the meaning specified in the Shareholders' Agreement.

        1.14 "Employee" shall mean any employee of the Company, or of any corporation which is then a Parent Corporation or Subsidiary, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan. The determination of who is an eligible Employee shall be made by the Committee. Any decision made by the Committee that does not constitute an abuse of discretion shall be final and binding.

        1.15 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        1.16 "Exercise Price" means the purchase price of an Option as set forth in the Option Agreement.

        1.17 "Joint Venture Agreement" means the Joint Venture Agreement, dated as of the Closing Date, among the Company, Nextel Partners Operating Corp. and NWIP, as amended and in effect, from time to time.

        1.18 "Nextel" shall mean NEXTEL Communications, Inc., a Delaware corporation.

        1.19 "NWIP" shall mean Nextel WIP Corp., a Delaware corporation.

        1.20 "Option" shall mean an option to purchase Shares granted under this Plan.

        1.21 "Option Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Option as set forth in Section 4.1.

        1.22 "Optionee" shall mean a Senior Manager or other Employee or individual to whom an Option is granted under this Plan.

        1.23 "Parent Corporation" shall mean any corporation or other entity of which the Company is a direct or indirect Subsidiary.

        1.24 "Person" shall mean an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

        1.25 "Plan" shall mean this 1999 Nonqualified Stock Option Plan.

        1.26 "Recruiting Options" has the meaning specified in Section 3.3(b).

        1.27 "Restricted Stock Purchase Agreements" shall mean the Restricted Stock Purchase Agreements, dated as of November 20, 1998, as amended, between each of the Senior Managers and the Company and the Restricted Stock Purchase Agreement, as amended, between Donald J. Manning and the Company dated September 9, 1999.

        1.28 "Securities Act" shall mean the Securities Act of 1933, as amended.

        1.29 "Senior Manager" shall mean John Chapple, John Thompson, David Thaler, David Aas, Perry Satterlee, Mark Fanning and any other Employee designated as a Senior Manager by the Company.

        1.30 "Service" shall mean, with respect to any Employee, the period (in calendar days) elapsed between (i) such Employee's first day of employment as an Employee and (ii) the day of such Employee's Termination of Employment.

        1.31 "Shareholders' Agreement" shall mean the Shareholders' Agreement, dated as of the Closing Date, among the Company, NWIP and the other stockholders of the Company named therein, as amended and in effect, from time to time.

        1.32 "Shares" shall have the meaning set forth in Section 2.1 hereof.

        1.33 "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. "Subsidiary" shall also mean any partnership, or limited liability company, in which the Company and/or any Subsidiary owns more than 50% of the capital or profit interests.

        1.34 "Termination of Employment" shall mean, with respect to any Employee, the date on which the employee-employer relationship between such Employee and the Company, a Parent Corporation or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous re-employment by the Company, a Parent Corporation or a Subsidiary. Except as otherwise provided herein or in any Option Agreement, the Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment.

        1.35 "Total Common Equity" of any Person means, as of any day of determination, the product of (i) the aggregate number of fully diluted shares of common stock of such Person on such day and (ii) the average Closing Price of such common stock over the 20 consecutive Trading Days immediately preceding such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (ii) of the preceding sentence shall be determined by the board of directors of such Person in good faith and evidenced by a resolution of such board of directors.

        1.36 "Trading Days" with respect to a securities exchange or automated quotation system means a day on which such exchange or system is open for a full day of trading.

        1.37 "Voting Stock" shall mean any Capital Stock which ordinarily has voting power for the election of directors (or persons performing similar functions), whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

        1.38 "Years of Service" shall mean, with respect to any Employee as of any date of determination, the total number of days of such Employee's Service with the Company divided by 365.

ARTICLE 2
 SHARES SUBJECT TO PLAN

        2.1    Shares Subject to Plan.    The shares of stock subject to Options shall be shares of the Company's Class A Common Stock, par value $.001 per share (the "Shares"). The aggregate number of such Shares which may be issued upon exercise of Options under this Plan shall not exceed 34,545,354; provided, that this number (i) shall be increased by the number of Shares issued pursuant to any of the Restricted Stock Purchase Agreements that are purchased by the Company upon termination of any Senior Manager and (ii) may be increased, at the discretion of the Board, by the number of Shares (if any) that are purchased by the Company pursuant to Section 4.05 of the Shareholders' Agreement.

        2.2    Unexercised Options.    If any Option expires, is forfeited, or is cancelled without having been fully exercised, the shares subject to such Option but as to which such Option was not exercised prior to its expiration, forfeiture or cancellation may again become shares with respect to which Options may be granted hereunder.

        2.3    Changes in Company's Shares.    In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of Shares of the Company (or number and kind of other securities or property) with respect to which Options may thereafter be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Options, and (iii) the grant or exercise price with respect to any Options, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Option.

ARTICLE 3
 GRANTING OF OPTIONS

        3.1    Eligibility.    Any Employee of the Company or of any corporation which is then a Parent Corporation or a Subsidiary shall be eligible to be granted Options in the sole discretion of the Committee. Notwithstanding any provision of this Plan to the contrary, officers or Directors of the Company, regardless of whether they are Employees, may be granted Options in the sole discretion of the Committee, in the same manner as if they were Employees.

        3.2    Granting of Options.

        (a)   The Committee shall from time to time, in its absolute discretion:

            (i)  Select from among Employees (including Employees to whom Options have previously been granted under the Plan) such of them as in its opinion should be granted Options; and

           (ii)  Determine the number of Shares to be subject to such Options granted to such Employees; and

          (iii)  Determine the terms and conditions of such Options, consistent with the Plan.

        (b)   Upon the selection of an Employee to be granted an Option, the Committee shall instruct the Secretary of the Company to issue such Option and may impose such conditions to the grant of such Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition to the grant of an Option to an Employee that the Employee surrender for cancellation some or all of the unexercised Options which have been previously granted to him. An Option, the grant of which is conditioned upon such surrender, may have an option price lower (or higher) than the option price of the surrendered Option, may cover the same (or a lesser or greater) number of shares as the surrendered Option, may contain such other terms as the Committee deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of shares, price, option period or any other term or condition of the surrendered Option.

        3.3    Limitations on Granting of Options.

        (a)   The grant of Options to Senior Managers shall be conditioned on the criteria established by the Board and the chief executive officer of the Company. In making grants to Employees other than Senior Managers, the Board may make such grants subject to the same performance criteria as Senior Managers, or the Board may establish additional or different criteria.

        (b)   It is intended that approximately twenty-five percent (25%) of the Options subject to this Plan will be granted in connection with the recruitment of new Employees other than the Senior Managers ("Recruiting Options").

        (c)   No Options may be granted after January 1, 2008.

        (d)   The first Options (other than Recruiting Options) to be granted under this Plan will be awarded effective as of December 31, 1999, based on performance goals established for eligible Employees for 1999.

        (e)   It is intended that the Senior Managers will receive in the aggregate twenty percent (20%) of the total number of Options granted in each year, but in the sole discretion of the Committee such aggregate percentage may be reduced, but not below ten percent (10%) of the total number of Options granted in each year, unless such reduction below ten percent (10%) is with the consent of the individual affected Senior Manager.

ARTICLE 4
 TERMS OF OPTIONS

        4.1    Option Agreements.    Each Option shall be evidenced by an Option Agreement, which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan. Unless the Committee determines otherwise, the exercise price of each Option shall be equal to the fair market value of a share of Class A Common Stock as of the date of grant of such Option as determined by the Committee.

        4.2    Ordinary Vesting.

        (a)   With respect to all Options granted on or after October 17, 2001 and except as otherwise provided herein or in any Option Agreement, the maximum portion of an Option (expressed as a percentage of such Option) that shall be exercisable (vested) in whole or in part shall be a function of the Optionee's years of service from date of grant as shown on the following table:

Years of Service After Grant Date	Exercisable Percentage of Option
Less than 1	0%
1	25%
2	50%
3	75%
4 (or more)	100%

        (b)   Options shall become exercisable at such times and in such installments (which may be cumulative) as shall be provided in the terms of each individual Option Agreement; provided, however, that by a resolution adopted after an Option is granted the Committee may, on such terms and conditions as it may determine to be appropriate, accelerate the time at which such Option or any portion thereof may be exercised.

        (c)   Subject to the terms of any Option Agreement, no portion of an Option which is unexercisable under Section 4.4 at Termination of Employment shall thereafter become exercisable.

        4.3    Accelerated Vesting.    Subject to the terms of any Option Agreement, upon a Change in Control of the Company, the Committee shall have the right, exercisable in its discretion (taking into account, among other factors, the effect on the availability of pooling treatment in connection with the Change in Control), to accelerate the vesting of some or all of the unvested Options then held by Employees other than Senior Managers.

        4.4    Expiration of Options.    The following terms shall govern the exercise and/or expiration of any Options:

          (a)   Except as otherwise provided in an Option Agreement, no Option may be exercised to any extent by anyone after the first to occur of the following events:

            (i)    The expiration of ten years and one day from the date the Option was granted; or

            (ii)   Except in the case of any Optionee who is terminated by reason of disability (within the meaning of Section 22(e)(3) of the Code), death or for cause, the expiration of three months, or, in the case of an officer of the Company, any Parent Corporation or any Subsidiary who is required to file Forms 3, 4 and 5 pursuant to Section 16 of the Exchange Act, seven months, from the date of the Optionee's Termination of Employment; or

            (iii)  In the case of an Optionee whose termination is due to disability (within the meaning of section 22(e)(3) of the Code), the expiration of one year from the date of the Optionee's Termination of Employment;

            (iv)  In the case of an Optionee whose termination is due to death, the expiration of one year from the date of the Optionee's death; or

            (v)   In the case of an Optionee whose termination is for cause, the date of Optionee's termination of employment.

          (b)   Subject to the provisions of Section 4.4(a), the terms of each individual Option shall provide when such Option expires and becomes unexercisable. The Committee may, either by the terms of any Option or by a resolution adopted after an Option is granted, extend any of the periods set forth in Sections 4.4(a)(ii), (iii) or (iv) on such terms and conditions as it may determine to be appropriate, provided however that in no event shall such extension be for a term longer than the original term of such Option.

          (c)   Except as otherwise provided in an Option Agreement, if NWIP purchases all or is required to purchase all of the outstanding Company Capital Stock (as defined in the Shareholders' Agreement) in accordance with any of Sections 4.01, 4.02, 7.03 or 7.04 of the Shareholders' Agreement, or any of the corresponding provisions of the Restated Certificate of Incorporation of the Company, any Option not exercised, exchanged or converted, as the case may be, at or prior to the closing of such purchase, as provided in the Shareholders' Agreement or the Restated Certificate of Incorporation, as applicable, shall be canceled and become unexercisable upon such closing, and the Company's books and records shall reflect such cancellation.

        4.5    No Right to Continued Employment.    Nothing in this Plan or in any Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of the Company, any

Parent Corporation or any Subsidiary or shall interfere with or restrict in any way the rights of the Company, its Parent Corporations and its Subsidiaries, which are hereby expressly reserved, to terminate or discharge any Optionee at any time for any reason whatsoever, with or without cause.

ARTICLE 5
 EXERCISE OF OPTIONS

        5.1    Person Eligible to Exercise.    During the lifetime of the Optionee, only he may exercise an Option granted to him, or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under Section 4.4, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

        5.2    Partial Exercise.    At any time and from time to time prior to the time when an exercisable Option or exercisable portion thereof becomes unexercisable under Section 4.4, such Option or portion thereof may be exercised in whole or in part, provided, however, that the Company shall not be required to issue fractional shares and the Committee may, by the terms of the Option, require any partial exercise to be with respect to a specified minimum number of shares.

        5.3    Manner of Exercise.    Except as otherwise provided in an Option Agreement or in accordance with exercise procedures established by the Company from time to time including cashless exercises and exercises managed on behalf of the Company by a third party, an exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company all of the following prior to the time when such Option or such portion becomes unexercisable under Section 4.4:

          (a)   Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion, stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Committee; and

          (b)   Payment as set forth in the following provisions and paragraph (c), below:

              (i)  Full payment (in cash or by check) for the Shares with respect to which such Option or portion is thereby exercised; or

             (ii)  Subject to the Committee's consent, full payment by delivery to the Company of Shares owned by Optionee duly endorsed for transfer to the Company by Optionee or other person then entitled to exercise such Option or portion, with an aggregate fair market value equal to the Option price of the Shares with respect to which such Option or portion is thereby exercised; or

            (iii)  Subject to the Committee's consent, any combination of the considerations provided for in the foregoing subsections (i) or (ii); and

          (c)   On or prior to the date the same is required to be withheld:

              (i)  Full payment (in cash or by check) of any amount that must be withheld by the Company for federal, state and/or local tax purposes; or

             (ii)  Subject to the Committee's consent, full payment by delivery to the Company of Shares owned by Optionee duly endorsed for transfer to the Company by Optionee or other person then entitled to exercise such Option or portion with an aggregate fair market value equal to the amount that must be withheld by the Company for federal, state and/or local tax purposes; or

            (iii)  Subject to the Committee's consent, full payment by retention by the Company of Shares to be issued pursuant to such Option exercise with an aggregate fair market value equal to the amount that must be withheld by the Company for federal, state and/or local tax purposes; or

            (iv)  Subject to the Committee's consent, any combination of payments provided for in the foregoing subsections (i), (ii) or (iii);

provided that if the Optionee is an officer of the Company required to file Forms 3, 4 and 5 pursuant to Section 16 of the Exchange Act then if and to the extent required by Rule 16b-3 thereunder, an election to make full payment by the means described in Sections 5.3(c)(ii) or 5.3(c)(iii) shall be made more than six months after grant of the Option and either made and the Option exercised only during the period beginning on the first business day following the date of release of quarterly or annual summary statements of sales and earnings of the Company and ending on the thirtieth business day following such date, or irrevocably made more than six months prior to the date the amount of tax to be withheld is determined; and

          (d)   Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

          (e)   In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

        5.4    Conditions to Issuance of Stock Certificates.    The Shares issuable and deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to the fulfillment of all of the following conditions:

          (a)   The admission of such Shares to listing on all stock exchanges on which such class of stock is then listed;

          (b)   The completion of any registration or other qualification of such shares under any state or federal law under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

          (c)   The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

          (d)   The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience.

        5.5    Rights of Shareholders.    The holders of Options shall not be, nor have any of the rights or privileges of, shareholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

ARTICLE 6
 ADMINISTRATION

        6.1    Duties and Powers of Committee.    It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, the Options and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any decision of the Committee on any issue of interpretation, fact or law that does not constitute an abuse of discretion will be final and binding upon all participants.

        6.2    Majority Rule.    The Committee shall act by a majority of its members in office. The Committee shall act in accordance with the Bylaws of the Company.

        6.3    Compensation; Professional Assistance; Good Faith Actions.    Members of the Committee shall serve without compensation. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

ARTICLE 7
 OTHER PROVISIONS

        7.1    Options Not Transferable.    The Committee, in its absolute discretion, may impose such restrictions on the transferability of the Shares purchasable upon the exercise of an Option as it deems appropriate, provided, that any such restriction shall be set forth in the respective Option Agreement. Except as set forth in any Option Agreement, no Option or interest or right therein or part thereof shall be available to satisfy the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

        7.2    Amendment, Suspension or Termination of the Plan and Options.

        (a)   This Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board without obtaining approval from the Company's shareholders except as such shareholder approval may be required pursuant to Rule 16b-3 under Section 16 of the Exchange Act or any other legal or regulatory requirement; provided, however, that the Board shall not modify or amend this Plan if such proposed modification or amendment may reasonably be expected to be materially adverse to the Senior Managers as a group or to any individual participating Employee without obtaining the prior written consent of not less than a majority of such Senior Managers or such individual participating Employee, respectively. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of any Option, alter or impair any rights or obligations under any Option theretofore granted. No Option may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option be granted under this Plan after the expiration of ten years from the date the Plan is adopted by the Board.

        (b)   Subject to the terms of this Plan and applicable law, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Option theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of an Optionee or any holder or beneficiary of any Option theretofore granted shall not to that extent be effective without the consent of the affected Optionee, holder or beneficiary.

        7.3    Effect of Plan Upon Other Option and Compensation Plans.    The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary (a) to establish any other forms of incentives or compensation for employees of the Company, any Parent Corporation or any Subsidiary or (b) to grant or assume Options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of Options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

        7.4    Share Certificates.    Certificates issued in respect of Shares shall, unless the Committee otherwise determines, be registered in the name of the Optionee and shall be deposited by such Optionee, together with a stock power endorsed in blank, with the Company. When the Optionee ceases to be bound by any transfer restrictions set forth herein the Company shall deliver such certificates to the Optionee upon request. Such stock certificate shall carry such appropriate legends, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act, any state securities laws or any other applicable laws. All certificates for Shares or other securities of the Company or any Subsidiary delivered under the Plan pursuant to any Option or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission or any stock exchange upon which such Shares or other securities are then listed and any applicable laws or rules or regulations, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        7.5    Titles.    Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

        7.6    Governing Law.    To the extent not preempted by Federal law, this Plan shall be governed by the internal laws of the State of Delaware without regard to its conflict-of-law rules.

        7.7    Effective Date.    This Plan shall be effective as of the date first above written.

NEXTEL PARTNERS, INC.
By:
Its:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
NEXTEL PARTNERS, INC.
Proxy for 2004 Annual Meeting of Stockholders
May 18, 2004

        The undersigned stockholder of NEXTEL PARTNERS, INC. (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the 2004 Annual Meeting of Stockholders of the Company to be held on Tuesday, May 18, 2004 at 10:00 a.m., local time at the Coast Bellevue Hotel, 625 116th Avenue N.E., Bellevue, Washington 98004, and hereby revokes all previous proxies and appoints John Chapple or Donald J. Manning, or either of them, with full power of substitution, Proxies and Attorneys-in-Fact, on behalf and in the name of the undersigned, to vote and otherwise represent all of the shares registered in the name of the undersigned at said Annual Meeting, or any adjournments thereof, with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner:

        TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (March the corresponding box on the reverse side

/*\    FOLD AND DETACH HERE    /*\

You can now access your Nextel Partners, Inc. account online.

Access your Nextel Partners, Inc. stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Nextel Partners, Inc., now makes it easy and convenient to get current information on your stockholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN

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For Technical Assistance Call 1-877-978-7778 between
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Investor Service Direct® is a registered trademark of Mellon Investor Services LLC

Please mark your votes as indicated in this example	☐
1. ELECTION OF DIRECTORS
Seven directors are to be elected at the Annual Meeting for a one-year term ending in 2005. The nominating committee of the board of directors has nominated Adam Aron, John Chapple, Steven B. Dodge, Timothy Donahue, Caroline H. Rapking, James N. Perry, Jr. and Dennis M. Weibling for election as directors. If you wish to withhold authority to vote for any individual nominee, cross out that nominee's name in the list below:
Nominees: 01 Adam Aron 05 Caroline H. Rapking	02 John Chapple 06 James N. Perry, Jr.	03 Steven B. Dodge 07 Dennis M. Weibling	04 Timothy Donahue
FOR all of the nominees listed above (except those names that are crossed out) ☐		WITHHOLD AUTHORITY to vote for all of the nominees listed above ☐

2. RATIFICATION OF THE APPOINTMENT BY THE AUDIT COMMITTEE OF INDEPENDENT AUDITORS
You are being asked to vote to ratify the appointment by the audit committee of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2004.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. APPROVAL OF AN AMENDMENT TO THE STOCK OPTION PLAN
You are being asked to vote to approve an amendment to the Company's stock option plan to increase the number of shares of Class A Common Stock reserved under the plan by 6,000,000 from 28,545,354 to 34,545,354.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4. APPROVAL OF AMENDMENTS TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK.
You are being asked to approve amendments to the Company's restated certificate of incorporation to increase the aggregate number of authorized shares of the Company's capital stock from 713,110,000 to 1,213,110,000, including an increase in the number of authorized shares of Common Stock from 600,000,000 to 1,100,000,000 and an increase in the number of authorized shares of Class B Convertible Common Stock from 100,000,000 to 600,000,000.

5. APPROVAL OF AN AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO GRANT THE BOARD OF DIRECTORS THE AUTHORITY TO ADOPT, AMEND OR REPEAL THE COMPANY'S BYLAWS WITHOUT STOCKHOLDER APPROVAL.
You are being asked to approve an amendment to the Company's restated certificate of incorporation to grant the board of directors the authority to adopt, amend or repeal the Company's bylaws without stockholder approval.
In their discretion, the Proxies are entitled to vote upon such other matters as may properly come before the Annual Meeting or any adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE PERSONS, FOR RATIFICATION OF THE APPOINTMENT BY THE AUDIT COMMITTEE OF INDEPENDENT AUDITORS, FOR APPROVAL OF THE AMENDMENT TO THE STOCK OPTION PLAN, FOR APPROVAL OF THE AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED CAPITAL STOCK, FOR APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO GRANT THE BOARD OF DIRECTORS THE AUTHORITY TO ADOPT, AMEND OR REPEAL THE COMPANY'S BYLAWS AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.
Signature	Signature	Date

(This proxy should be marked, dated and signed by each stockholder exactly as such stockholder's name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its president or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.)

/*\ FOLD AND DETACH HERE /*\

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11 PM Eastern Time the day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/nxtp		Telephone 1-800-435-6710		Mail
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the Internet at www.nextelpartners.com

QuickLinks

TABLE OF CONTENTS
PROCEDURAL MATTERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO RATIFICATION OF INDEPENDENT AUDITORS
PROPOSAL THREE AMENDMENT OF STOCK OPTION PLAN
PROPOSAL FOUR AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK
PROPOSAL FIVE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO GRANT THE BOARD OF DIRECTORS THE AUTHORITY TO ADOPT, AMEND OR REPEAL THE COMPANY'S BYLAWS
ARTICLE XII BOARD POWER REGARDING BYLAWS
ADDITIONAL INFORMATION RELATING TO DIRECTORS AND OFFICERS OF THE COMPANY
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PERFORMANCE GRAPH
TRANSACTION OF OTHER BUSINESS
ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K
APPENDIX A NEXTEL PARTNERS AUDIT COMMITTEE CHARTER
APPENDIX B THIRD AMENDED AND RESTATED NONQUALIFIED STOCK OPTION PLAN
NEXTEL PARTNERS, INC. 1999 NONQUALIFIED STOCK OPTION PLAN
NEXTEL PARTNERS, INC. 1999 NONQUALIFIED STOCK OPTION PLAN